UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.         )

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☒	Definitive Proxy Statement

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POLYCOM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

May 30, 2007

To Polycom Stockholders:

Notice is hereby given that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Polycom, Inc., a Delaware corporation, will be held on Wednesday, May 30, 2007, at 10:00 a.m., Pacific time, at the Polycom’s principal executive offices located at 4750 Willow Road, Pleasanton, California 94588, for the following purposes:

1.	To elect nine directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To approve Polycom’s amended and restated Performance Bonus Plan.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as Polycom’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The preceding items of business are more fully described in the proxy statement accompanying this Notice. Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed. Only stockholders of record at the close of business on April 10, 2007, are entitled to notice of and to vote at the Annual Meeting. This notice of annual meeting, the proxy statement and accompanying form of proxy card are being distributed to stockholders on or about April 25, 2007.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and submit your proxy card or vote on the Internet or by telephone as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2007 Annual Meeting and Procedural Matters” and the instructions on the enclosed proxy card.

All stockholders are cordially invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote in person even if such stockholder previously signed and returned a proxy card or voted on the Internet or by telephone.

Thank you for your ongoing support of Polycom.

By Order of the Board of Directors of Polycom, Inc.

Robert C. Hagerty Chairman of the Board of Directors, Chief Executive Officer and President

PROXY STATEMENT

FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

Page
QUESTIONS AND ANSWERS ABOUT THE 2007 ANNUAL MEETING AND PROCEDURAL MATTERS	1

Why am I receiving these materials?	1

Can I attend the Annual Meeting?	1

Who is entitled to vote at the Annual Meeting?	1

What is the difference between holding shares as a stockholder of record or as a beneficial owner?	2

How can I vote my shares in person at the Annual Meeting?	2

How can I vote my shares without attending the Annual Meeting?	2

How many shares must be present or represented to conduct business at the Annual Meeting?	3

What proposals will be voted on at the Annual Meeting?	3

What is the voting requirement to approve each of the proposals?	3

How are votes counted?	3

How does the Board of Directors recommend that I vote?	4

What happens if additional matters are presented at the Annual Meeting?	4

Can I change my vote?	4

What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy card covering my shares?	4

What should I do if I receive more than one set of voting materials?	5

Is my vote confidential?	5

Who will serve as inspector of election?	5

Where can I find the voting results of the Annual Meeting?	5

Who will bear the cost of soliciting votes for the Annual Meeting?	5

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	6

How may I obtain a separate set of proxy materials or the 2006 Annual Report?	6

PROPOSAL ONE—ELECTION OF DIRECTORS	7

General	7

Information Regarding the Nominees	7

PROPOSAL TWO—APPROVAL OF THE AMENDED AND RESTATED PERFORMANCE BONUS PLAN	10

General	10

Purpose	10

Eligibility to Participate	10

i

ii

POLYCOM, INC.

4750 Willow Road

Pleasanton, California 94588

PROXY STATEMENT

FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2007 ANNUAL MEETING

AND PROCEDURAL MATTERS

Q:	Why am I receiving these materials?

A:	The Board of Directors of Polycom, Inc. is providing the notice of annual meeting, this proxy statement and the accompanying form of proxy card to you in connection with the solicitation of proxies for use at Polycom’s 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 30, 2007, at 10:00 a.m., Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this proxy statement. These proxy materials and Polycom’s 2006 Annual Report are being distributed to you on or about April 25, 2007.

The Annual Meeting will be held at Polycom’s principal executive offices, located at 4750 Willow Road, Pleasanton, California 94588. The telephone number at that location is (925) 924-6000.

As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	Can I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of April 10, 2007 (the “Record Date”). You should bring photo identification for entrance to the Annual Meeting. The meeting will begin promptly at 10:00 a.m., Pacific time and you should leave ample time for the check-in procedures.

Q:	Who is entitled to vote at the Annual Meeting?

A:	If you own common stock—You may vote your shares of Polycom common stock if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were 91,673,429 shares of Polycom common stock outstanding and entitled to vote at the Annual Meeting. You may cast one vote for each share of common stock held by you as of the Record Date on all matters presented.

If you own exchangeable shares—In connection with our April 2001 acquisition of Circa Communications Ltd., a Canadian company (“Circa”), we caused to be issued 1,087,434 shares (the “exchangeable shares”) of Polycom Nova Scotia Ltd., a subsidiary of Polycom, in exchange for all of the outstanding shares of capital stock of Circa. The exchangeable shares are exchangeable for shares of Polycom common stock on a one-for-one basis. In order to provide the holders of the exchangeable shares the ability to vote on matters that may be voted on by Polycom’s stockholders during the period prior to when they exchange their exchangeable shares for shares of Polycom common stock, we have issued one share of preferred stock, designated as special voting stock, which is issued and outstanding as of the Record Date. Each of the current holders of exchangeable shares holds a fractional interest in the special voting stock, which entitles them to a number of votes at the Annual Meeting equal to the number of exchangeable shares they hold. Therefore, each holder of a fractional interest in the special voting stock entitled to vote at the Annual Meeting is entitled to one vote for each exchangeable share held by that holder as of the Record Date. As of the Record Date, 157,633 exchangeable shares were issued and outstanding; therefore, through their interests in the special voting stock, the holders of exchangeable shares may cast an aggregate of 157,633 votes at the Annual Meeting.

As of the Record Date, holders of common stock and holders of exchangeable shares are eligible to cast an aggregate of 91,831,062 votes at the Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record or as a beneficial owner?

A:	If your shares are registered directly in your name with Polycom’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record,” and these proxy materials are being sent directly to you by Polycom. As the stockholder of record, you have the right to grant your voting proxy directly to Polycom or to a third party, or to vote in person at the Annual Meeting. Polycom has enclosed a proxy card for you to use.

If your shares are held by a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name”, and these proxy materials are being forwarded to you together with voting instructions on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instructions as described below, so that your vote will be counted even if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For instructions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instructions provided to you by your broker, trustee or nominee.

By mail—Stockholders of record of Polycom common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Polycom stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instructions provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

By Internet—Stockholders of record of Polycom common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 11:59 p.m., Eastern time, on May 29, 2007. Most Polycom stockholders who hold shares beneficially in street name may vote by accessing the web site specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for Internet voting availability.

By telephone—Stockholders of record of Polycom common stock who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on their proxy cards until 11:59 p.m., Eastern time, on May 29, 2007. Most Polycom stockholders who hold shares beneficially in street name may vote by phone by calling the number specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for telephone voting availability.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	The presence of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if (1) they are present in person at the Annual Meeting or (2) have properly submitted a proxy.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for the purposes of determining whether a quorum is present at the Annual Meeting.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Q:	What proposals will be voted on at the Annual Meeting?

A:	The proposals scheduled to be voted on at the Annual Meeting are:

•	The election of nine directors to serve for the ensuing year and until their successors are duly elected and qualified;

•	The approval of our amended and restated Performance Bonus Plan; and

•	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Q:	What is the voting requirement to approve each of the proposals?

A:	A plurality of the votes cast is required for the election of directors.

The affirmative vote of a majority of votes cast is required to approve the amendment to our Performance Bonus Plan and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Q:	How are votes counted?

A:	You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director. The nine nominees for director receiving the highest number of affirmative votes will be elected as directors. Therefore, abstentions or broker non-votes will not affect the outcome of the election.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposals to approve the amendment to our Performance Bonus Plan and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions are deemed to be votes cast and have the same effect as a vote against these proposals. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal.

All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting (and not revoked) will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares:

•	“FOR” the nine nominees for election as directors;

•	“FOR” the approval of our amended and restated Performance Bonus Plan; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Robert C. Hagerty and Michael R. Kourey, or either of them, will have discretion to vote on those matters in accordance with their best judgment. Polycom does not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are the stockholder of record, you may change your vote (1) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) by providing a written notice of revocation to Polycom’s Corporate Secretary at Polycom, Inc., 4750 Willow Road, Pleasanton, CA 94588 prior to your shares being voted, or (3) by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner of shares held in street name, you may change your vote by (1) submitting new voting instructions to your broker, trustee or nominee or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy card covering my shares?

A:

Subject to any rules your broker, trustee or nominee may have, you may attend the Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you will be superseded by the vote you cast at the Annual Meeting. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

If a broker, trustee or nominee beneficially holds your shares in street name and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Polycom proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Polycom or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to Polycom management.

Q:	Who will serve as inspector of election?

A:	The inspector of election shall be Computershare Trust Company, N.A.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in our quarterly report on Form 10-Q for the fiscal quarter ending on June 30, 2007.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	Polycom will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have retained The Altman Group to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners for an estimated fee of $7,000 plus reasonable out-of-pocket expenses.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings.

For inclusion in Polycom’s proxy materials—Stockholders may present proper proposals for inclusion in Polycom’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to Polycom’s Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2008 annual meeting of stockholders, stockholder proposals must be received by Polycom’s Corporate Secretary no later than December 26, 2007, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be brought before annual meeting—In addition, Polycom’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Corporate Governance and Nominating Committee or (3) any stockholder entitled to vote who has delivered written notice to Polycom’s Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Polycom’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors or (3) properly brought before the meeting by a stockholder who has delivered written notice to Polycom’s Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Deadline” is defined as that date which is 120 days prior to the one year anniversary of the date on which Polycom released its proxy materials to stockholders in connection with the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2008 annual meeting of stockholders is December 26, 2007.

If a stockholder who has notified Polycom of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Polycom need not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Polycom’s Corporate Secretary at our principal executive offices. All notices of proposals by stockholders, whether or not included in Polycom’s proxy materials, should be sent to Polycom’s Corporate Secretary at our principal executive offices.

Q:	How may I obtain a separate set of proxy materials or the 2006 Annual Report?

A:	If you share an address with another stockholder, each stockholder may not receive a separate copy of our proxy materials and 2006 Annual Report. Stockholders who do not receive a separate copy of our proxy materials and 2006 Annual Report and want to receive a separate copy may request to receive a separate copy of, or stockholders may request additional copies of, our proxy materials and 2006 Annual Report by calling (925) 924-5907 or by writing to Polycom, Inc., 4750 Willow Road, Pleasanton, CA 94588, Attention: Investor Relations. Stockholders who share an address and receive multiple copies of our proxy materials and 2006 Annual Report can also request to receive a single copy following the instructions above.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Polycom’s Board of Directors currently has eleven authorized directors. The Board of Directors has selected nine nominees for election to Polycom’s Board of Directors, all of whom have been recommended for nomination by the Corporate Governance and Nominating Committee of the Board of Directors and all of whom are currently serving as directors of Polycom. All nominees were elected by the stockholders at last year’s annual meeting. Stanley J. Meresman and Thomas G. Stemberg, current members of the Board of Directors, are not standing for re-election and their terms will end at the Annual Meeting. The Board of Directors has approved an amendment to the bylaws, effective immediately prior to the Annual Meeting, to decrease the authorized number of directors to nine.

Each director holds office until the next annual meeting of stockholders or until that director’s successor is duly elected and qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Corporate Governance and Nominating Committee and designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. Your proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF THE NOMINEES LISTED BELOW.

Information Regarding the Nominees

The names of the nominees for director, their ages, their positions with Polycom and other biographical information as of March 31, 2007, are set forth below. There are no family relationships among any of Polycom’s directors or executive officers.

Name	Age	Position
Robert C. Hagerty	55	Chairman of the Board of Directors, Chief Executive Officer and President
Michael R. Kourey	47	Senior Vice President, Finance and Administration, Chief Financial Officer, and Director
Betsy S. Atkins (2)(3)	51	Director
John Seely Brown (3)	66	Director
David G. DeWalt (2)(4)	42	Director
Durk I. Jager (2)(3)	63	Director
John A. Kelley, Jr. (1)(3)	57	Director
William A. Owens (1)(4)(5)	66	Director
Kevin T. Parker (1)(4)	47	Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Corporate Governance and Nominating Committee
(4)	Member of Strategy Committee
(5)	Lead Independent Director

Robert C. Hagerty joined Polycom in January 1997 as President and Chief Operating Officer and as a member of the Board of Directors. In July 1998, Mr. Hagerty was named Chief Executive Officer. In March 2000, Mr. Hagerty was named Chairman of the Board of Directors. Prior to joining Polycom, Mr. Hagerty served as President of Stylus Assets, Ltd., a developer of software and hardware products for fax, document management and Internet communications. He also held several key management positions with Logitech, Inc., including Operating Committee Member to the Office of the President, and Senior Vice President/General Manager of Logitech’s retail division and worldwide operations. In addition, Mr. Hagerty’s career history includes positions as Vice President, High Performance Products for Conner Peripherals and key management positions at Signal Corporation and Digital Equipment Corporation. Mr. Hagerty currently serves as a member of the Board of Directors of Palm, Inc. and privately-held Modulus Video, Inc. Mr. Hagerty holds a B.S. in Operations Research and Industrial Engineering from the University of Massachusetts, and an M.A. in Management from St. Mary’s College of California.

Michael R. Kourey has been a member of the Board of Directors since January 1999. Mr. Kourey has served as our Senior Vice President, Finance and Administration, since January 1999 and as our Chief Financial Officer since January 1995. He also served as Vice President, Finance and Administration from January 1995 to January 1999, Vice President, Finance and Operations from July 1991 to January 1995, Secretary from June 1993 to May 2003, and Treasurer from May 2003 to May 2004. Prior to joining us, he was Vice President, Operations of Verilink Corporation. Mr. Kourey currently serves as a member of the Board of Directors of Aruba Networks, Inc. and Riverbed Technology, Inc. Mr. Kourey holds a B.S. in Managerial Economics from the University of California, Davis, and an M.B.A. from Santa Clara University.

Betsy S. Atkins has been a director of Polycom since April 1999. Ms. Atkins is the Chief Executive Officer of Baja Corporation LLC, an early stage venture capital company investing in technology and life sciences. Ms. Atkins served as Chairman and Chief Executive Officer of NCI, Inc., a nutraceutical manufacturing company, from 1990 to 1993. Ms. Atkins was a founder and director of Ascend Communications, Inc., and from 1989 to 1999, she was its Vice President of Marketing and Sales. Ms. Atkins is also a director of Chico’s FAS, Inc., Reynolds American Inc., SunPower Corporation and a number of private companies. Ms. Atkins was a Presidential Appointee to the Pension Benefit Guaranty Trust Corp. and is a Trustee of Florida International University. Ms. Atkins holds a B.A. from the University of Massachusetts.

John Seely Brown has been a director of Polycom since August 1999. Mr. Brown was the Chief Scientist at Xerox Corporation from 1992 to April 2002. Mr. Brown was the director of Xerox’s Palo Alto Research Center from 1990 to May 2000. In addition, Mr. Brown is a co-founder of the Institute for Research on Learning, a member of the National Academy of Education and a fellow of the American Association for Artificial Intelligence. Mr. Brown is also a director of Amazon.com, Inc., Corning Incorporated, Varian Medical Systems, Inc., and certain private companies. Mr. Brown received a B.A. in mathematics and physics from Brown University, a M.S. in mathematics from the University of Michigan, and a Ph.D. in computer and communications sciences from the University of Michigan.

David G. DeWalt has been a director of Polycom since November 2005. Mr. DeWalt currently serves as Chief Executive Officer and President of McAfee, Inc. From December 2003 to March 2007, Mr. DeWalt held various positions at EMC Corporation, including as Executive Vice President, EMC Software Group and the President of EMC’s Documentum and Legato Software divisions. Prior to joining EMC, Mr. DeWalt served as President and Chief Executive Officer of Documentum, Inc. from July 2001 to December 2003, Executive Vice President and Chief Operating Officer of Documentum from October 2000 to July 2001, and Executive Vice President and General Manager, eBusiness Unit, of Documentum from August 1999 to October 2000. Prior to joining Documentum in 1999, Mr. DeWalt was the Founding Principal and Vice President of Eventus Software, a web content software company, from August 1997 to December 1998. Following the 1998 acquisition of Eventus by Segue Software, an e-business software company, Mr. DeWalt served as Segue’s Vice President, North American sales. Mr. DeWalt holds a B.S. in Computer Science and Electrical Engineering from The University of Delaware.

Durk I. Jager has been a director of Polycom since January 2003. Mr. Jager is the former Chairman of the Board, President and Chief Executive Officer of The Procter & Gamble Company. He left these positions in July 2000. He was elected to the position of Chief Executive Officer in January 1999 and Chairman of the Board effective September 1999, while continuing to serve as President from 1995. He served as Procter & Gamble’s Executive Vice President from 1990 to 1995. Mr. Jager joined The Procter & Gamble Company in 1970 and was named Vice President in 1987. Mr. Jager is also a director of Chiquita Brands International, Inc. and Eastman Kodak Company and sits on the supervisory boards of Royal KPN N.V. and Royal Wessanen nv. He graduated from Erasmus Universiteit, Rotterdam, The Netherlands.

John A. Kelley, Jr. has been a director of Polycom since March 2000. Mr. Kelley most recently served as the Chairman, President and Chief Executive Officer of McDATA Corporation. McDATA was acquired by Brocade Communications Systems, Inc., a data infrastructure company, in January 2007. Mr. Kelley started at McDATA as President and Chief Operating Officer in August 2001. Prior to joining McDATA, Mr. Kelley served as Executive Vice President of Networks at Qwest Communications from August 2000 to December 2000. He served as President of Wholesale Markets for U.S. West from May 1998 to July 2000. From 1995 to April 1998, Mr. Kelley served as Vice President and General Manager of Large Business and Government Accounts and President of Federal Services for U.S. West. Prior to joining U.S. West, Mr. Kelley was the Area President for Mead Corporation’s Zellerbach Southwest Business Unit from 1991 to 1995, and has held senior positions at Xerox and NBI. Mr. Kelley is also a director of Colorado Women’s Vision Foundation, a not-for-profit organization, and InRoads of Colorado, a not-for-profit mentoring program. Mr. Kelley holds a B.S. in business from the University of Missouri, St. Louis.

William A. Owens has been a director of Polycom since December 2005 and was previously a director of Polycom from August 1999 to May 2004. Mr. Owens joined AEA Holdings and AEA Investors, a New York private equity company, on April 1, 2006. He served as Vice Chairman, Chief Executive Officer and President of Nortel Networks Corporation from May 2004 to November 2005. Prior to that, he served as Chairman and Chief Executive Officer of Teledesic LLC, a satellite communications company, from February 1999 to May 2004. During that same period, he also served as Chairman and Chief Executive Officer of Teledesic’s affiliated company, Teledesic Holdings Ltd. From 1996 to 1998, Mr. Owens was President, Chief Operating Officer and Vice Chairman of Science Applications International Corporation (SAIC), an information technology systems integrator. From 1994 to 1996, he was Vice Chairman of the Joint Chiefs of Staff. Mr. Owens is also a member of the Board of Directors of Daimler Chrysler AG, Embarq Corporation, Wipro Ltd., and several philanthropic and private company boards. Mr. Owens holds a B.A. in mathematics from the U.S. Naval Academy, Bachelor’s and Master’s degrees in politics, philosophy, and economics from Oxford University, and a Master’s in Management from George Washington University.

Kevin T. Parker has been a director of Polycom since January 2005. Mr. Parker is Chairman, President and Chief Executive Officer of Deltek Systems, Inc., a provider of enterprise software applications. Prior to joining Deltek, Mr. Parker served as Co-President of PeopleSoft, Inc. from October 2004 to December 2004, as Executive Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft from January 2002 to October 2004, and as Senior Vice President and Chief Financial Officer of PeopleSoft from October 2000 to December 2001. Prior to joining PeopleSoft, Mr. Parker served as Senior Vice President and Chief Financial Officer from 1999 to 2000 at Aspect Communications Corporation, a customer relationship management software company. From 1996 to 1999, Mr. Parker was Senior Vice President of Finance and Administration at Fujitsu Computer Products of America. Mr. Parker holds a B.S. in Accounting from Clarkson University and sits on its Board of Trustees.

See “Corporate Governance” and “Executive Compensation—Compensation of Directors” below for additional information regarding the Board of Directors.

PROPOSAL TWO

APPROVAL OF THE AMENDED AND RESTATED PERFORMANCE BONUS PLAN

General

We are asking stockholders to approve the amended and restated Performance Bonus Plan (the “Bonus Plan”) so that we may continue to use the Bonus Plan to achieve our goal of increasing stockholder value and also receive a federal income tax deduction for certain compensation paid under the Bonus Plan. The Bonus Plan has been amended and restated to:

•	Provide additional specific flexibility to set performance periods (that is, the period during which awards may be earned) that are shorter than a fiscal year but not shorter than a fiscal quarter;

•	Provide additional specific flexibility to make progress payments during a performance period based on the achievement of the applicable performance goals before the end of the performance period; and

•

Change the method of calculating the maximum award payable under the terms of the Bonus Plan to accommodate multi-year performance periods. This change does not increase the total amount a participant could receive under the Bonus Plan. As amended, the Bonus Plan would permit a participant to receive awards under the Bonus Plan of no more than $9 million during any three fiscal year period. Previously, the Bonus Plan provided for a maximum award of $3 million in any single fiscal year. Therefore, the maximum amount that may be earned over three fiscal years under the Bonus Plan has not been increased, but simply has been rearranged to be calculated over a longer period.

The Compensation Committee of our Board of Directors has approved the changes to the Bonus Plan, subject to approval of our stockholders at the Annual Meeting. If stockholders approve the amended and restated Bonus Plan, it will replace the version of the Bonus Plan approved by stockholders at our 2005 annual meeting of stockholders. If stockholders do not approve the amended and restated Bonus Plan, we will continue to use the version of the Bonus Plan approved by stockholders at the 2005 annual meeting.

The following paragraphs provide a summary of the principal features of the Bonus Plan and its operation. The Bonus Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED PERFORMANCE BONUS PLAN.

Purpose

The purpose of the Bonus Plan is to increase stockholder value and Polycom’s success by motivating key executives to perform to the best of their abilities and to achieve Polycom’s objectives. The Bonus Plan accomplishes this by paying awards only after the achievement of the specified goals.

Eligibility to Participate

The Compensation Committee of the Board of Directors selects the employees of Polycom (and its affiliates) who will be eligible to receive awards under the Bonus Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Compensation Committee has discretion to select the participants. We currently expect that approximately six to ten executives will participate in the Bonus Plan at any given time.

Target Awards and Performance Goals

Each performance period, the Compensation Committee assigns each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant’s target award typically will be expressed as a percentage of his or her base salary earned during the applicable performance period. The performance goals require the achievement of objectives for one or more of (a) cash flow, (b) customer satisfaction, (c) financial efficiency, (d) margin, (e) product quality, (f) product unit sales, (g) profit, and (h) revenue. Each of these measures is defined in the Bonus Plan. Performance goals may differ from participant to participant, from performance period to performance period and from award to award.

The Compensation Committee may choose to set target goals: (1) in absolute terms, (2) in relative terms (including, but not limited to, the passage of time and/or against other companies or financial metrics), (3) on a per share and/or per capita basis, (4) against the performance of Polycom as a whole or against particular segments or products of Polycom and/or (5) on a pre-tax or after-tax basis. The Compensation Committee also will determine whether any element(s) (for example, the effect of mergers or acquisitions) will be included in or excluded from the calculations (whether or not such determinations result in any performance goal being measured on a basis other than generally accepted accounting principles). Each performance period will last from one fiscal quarter to three fiscal years. During a performance period, the Committee may determine that a portion of the target or actual award has been earned as of the end of a progress period based on achievement of the applicable performance goals and may pay such portion to the participant (a “progress payment”). Progress payments will count toward a participant’s target and actual award for the applicable performance period.

Actual Awards

After the performance period or progress period (if any) ends, the Compensation Committee certifies in writing, which may be reflected in the minutes of a particular Compensation Committee meeting, the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award or progress payment that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $9 million per person during any period of three consecutive fiscal years, even if the pre-established formula otherwise indicates a larger award. The maximum award permitted under the Bonus Plan previously was $3 million in any single fiscal year. Therefore, the maximum amount that may be earned over three fiscal years under the Bonus Plan has not been increased. We changed the Bonus Plan to calculate the maximum over a longer period in case we decide to create multi-year performance periods in the future. However, we currently do not have any plans to use multi-year performance periods under the Bonus Plan.

The Compensation Committee has discretion to reduce or eliminate the actual award of any participant. Also, unless determined otherwise by the Compensation Committee, a participant will forfeit the bonus if a participant terminates employment before a bonus is paid. However, the Compensation Committee has discretion to pay out part or all of the award upon the termination of a participant’s employment.

Actual awards generally are paid in cash (or its equivalent) generally no later than two and one-half months after the performance period or progress period (if any) ends. The Compensation Committee also may pay bonuses to Bonus Plan participants outside of the Bonus Plan for the accomplishment of strategic or other individual goals or for retention or other appropriate purposes. Any bonuses that are paid outside of the Bonus Plan will not qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Bonuses paid outside of the Bonus Plan still might be fully deductible by Polycom for federal income tax purposes to the extent that the recipient receives no more than $1 million in non-performance-based compensation or is not Polycom’s Chief Executive Officer or one of the four other most highly compensated executive officers. Polycom structures a significant portion of the compensation paid to our Chief Executive Officer and other executive officers as performance-based compensation. Thus, Polycom currently expects that any bonuses paid outside of the Bonus Plan will be fully deductible or result in the loss of a tax deduction that is not material in amount.

Administration

The Compensation Committee administers the Bonus Plan. Members of the Compensation Committee must qualify as outside directors under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Subject to the terms of the Bonus Plan, the Compensation Committee has sole discretion to:

•	Select the employees who will be eligible to receive awards;

•	Determine the target award for each participant;

•	Determine the performance goals that must be achieved before any actual awards are paid;

•	Establish a payout formula to provide for an actual award greater or less than a participant’s target award to reflect actual performance versus the predetermined performance goals; and

•	Interpret the provisions of the Bonus Plan.

Performance Based Compensation

The Bonus Plan is designed to qualify as “performance based” compensation under Section 162(m) of the Internal Revenue Code. Under Section 162(m), Polycom may not receive a federal income tax deduction for compensation paid to Polycom’s Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if Polycom pays compensation that is “performance based” under Section 162(m), Polycom still can receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year. The Bonus Plan allows Polycom to pay incentive compensation that is performance based and therefore fully tax deductible on Polycom’s federal income tax return.

Amendment and Termination of the Bonus Plan

The Board of Directors or the Compensation Committee may amend or terminate the plan at any time and for any reason. However, no amendment or termination of the Bonus Plan may impair the rights of a participant with respect to already established target awards, unless the participant consents.

Bonuses Paid to Certain Individuals and Groups

Awards under the Bonus Plan are determined based on actual future performance. As a result, future actual awards cannot now be determined. The following table sets forth the target awards for the fiscal 2007 performance period for the persons and groups shown below, based on each participant’s current base salary and assuming exactly 100% achievement of the performance goals. There is no guarantee that the amounts shown actually will be paid nor that any amounts will be paid for fiscal 2007. Actual awards (if any) under the Bonus Plan for fiscal 2007 will be calculated based on each participant’s actual earned base salary and may be higher or lower than the target award set forth below based on the level of actual performance attained. In addition, the Compensation Committee has discretion to decrease (but not increase) the award otherwise indicated under the pre-established formula. For the fiscal 2007 performance period, the Compensation Committee selected performance goals that relate to the achievement of targets for consolidated revenue, consolidated non-GAAP operating income (adjusted to include acquisitions made during the performance period, if any), consolidated non-GAAP net income (adjusted to include acquisitions made during the performance period, if any), margin, divisional revenue and divisional non-GAAP operating income. Because our executive officers are eligible to receive awards under the Bonus Plan, our executive officers have an interest in this proposal. See “Executive Compensation—Compensation Discussion and Analysis—Components of Compensation—Non-GAAP Measures” below for additional information regarding non-GAAP measures.

Name of Individual or Group	Target Award ($) (1)
Robert C. Hagerty Chief Executive Officer and President	575,000

Michael R. Kourey Senior Vice President, Finance and Administration and Chief Financial Officer	269,010

Sunil K. Bhalla Senior Vice President and General Manager, Voice Communications	210,540

James E. Ellett Senior Vice President and General Manager, Video Communications	218,592

Philip B. Keenan (2) Senior Vice President, Strategy	—

Joseph A. Sigrist Senior Vice President and General Manager, Network Systems Division	198,000

All executive officers, as a group	2,004,038

All directors who are not executive officers, as a group (3)	—

All employees who are not executive officers, as a group (3)	—

(1)	Based on each participant’s current base salary and assuming 100% achievement of the performance goals.
(2)	Mr. Keenan is not a participant in the Bonus Plan for the fiscal 2007 performance period.
(3)	This group is not eligible to participate in the Bonus Plan.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected PricewaterhouseCoopers LLP as Polycom’s independent registered public accounting firm to audit the financial statements of Polycom for the fiscal year ending December 31, 2007, which will include an audit of the effectiveness of Polycom’s internal control over financial reporting. PricewaterhouseCoopers LLP and its predecessor entities have audited Polycom’s financial statements since fiscal 1991. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP is not required by our bylaws or other applicable legal requirements. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event that this selection of an independent registered public accounting firm is not ratified by the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Polycom and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS POLYCOM’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Polycom by PricewaterhouseCoopers LLP for the years ended December 31, 2005 and December 31, 2006 (in thousands).

	2005	2006
Audit Fees (1)	$1,596	$2,122
Audit-Related Fees (2)	23	59
Tax Fees (3)	111	—
All Other Fees	—	—

Total	$1,730	$2,181

(1)	Audit Fees consists of fees billed for professional services rendered for the audit of Polycom’s consolidated financial statements included in Polycom’s Annual Reports on Form 10-K and for the review of the financial statements included in Polycom’s Quarterly Reports on Form 10-Q, as well as services that generally only Polycom’s independent registered public accounting firm can reasonably provide, including statutory audits and services rendered in connection with SEC filings. Audit Fees for fiscal 2005 and fiscal 2006 also includes the audit of management’s assessment of the effectiveness of Polycom’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit-Related Fees consists of fees billed for assurance and related services that are traditionally performed by Polycom’s independent registered public accounting firm.
(3)	Tax Fees consists of fees billed for tax compliance, consultation and planning services. Tax Fees for fiscal 2006 consists entirely of tax compliance fees.

Pre-Approval of Audit and Non-Audit Services

Polycom’s Audit Committee has adopted a policy for pre-approving the services and associated fees of Polycom’s independent registered public accounting firm. Under this policy, the Audit Committee must pre-approve all services and associated fees provided to Polycom by its independent registered public accounting firm, with certain exceptions described in the policy. The Policy for Preapproving Services and Fees of the Company’s Independent Auditor is available on Polycom’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.”

All PricewaterhouseCoopers LLP services and fees in fiscal 2005 and fiscal 2006 were pre-approved by the Audit Committee.

CORPORATE GOVERNANCE

Corporate Governance Principles and Code of Business Conduct and Ethics

Polycom believes that strong corporate governance practices are the foundation of a successful, well-run company. Polycom is committed to establishing an operating framework that exercises appropriate oversight of responsibilities at all levels throughout Polycom and managing its affairs consistent with high principles of business ethics. The Board of Directors has adopted Corporate Governance Principles to establish the corporate governance policies pursuant to which the Board of Directors intends to conduct its oversight of Polycom’s business in accordance with its fiduciary duties. The Board of Directors first adopted these Corporate Governance Principles in 2003 and has refined them from time to time. The Corporate Governance Principles are available on Polycom’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.”

In addition, Polycom has adopted a Code of Business Conduct and Ethics, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics is available on Polycom’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.” Polycom will disclose on its website any amendment to the Code of Business Conduct and Ethics, as well as any waivers of the Code of Business Conduct and Ethics, that are required to be disclosed by the rules of the Securities and Exchange Commission (the “SEC”) or The NASDAQ Stock Market LLC (“NASDAQ”).

Director Independence

The Board of Directors has determined that, with the exception of Robert C. Hagerty and Michael R. Kourey, who are employees, all of its members are “independent directors” as that term is defined in the listing standards of NASDAQ.

In the course of the Board’s determination regarding the independence of each non-employee director, the Board of Directors considered the annual amount of Polycom’s sales to, or purchases from, any company where a non-employee director serves as an executive officer. The Board of Directors determined that any such sales or purchases were made in the ordinary course of business and the amount of such sales or purchases in each of the past three fiscal years was less than 5% of Polycom’s or the applicable company’s consolidated gross revenues for the applicable year.

Board Meetings and Committees

During the fiscal 2006, the Board of Directors held fourteen meetings. Other than John Seely Brown, each of the directors attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served during the past fiscal year. The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategy Committee.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of John A. Kelley, Jr., Stanley J. Meresman, Kevin T. Parker, and William A. Owens, each of whom is “independent” as such term is defined for audit committee members by the listing standards of NASDAQ. Mr. Parker is the chairman of the Audit Committee. The Board of Directors has determined that Mr. Parker is an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee is responsible for overseeing Polycom’s accounting and financial reporting processes and the audit of Polycom’s financial statements, and assisting the Board of Directors in oversight of (1) the integrity of Polycom’s financial statements, (2) Polycom’s internal accounting and financial controls, (3) Polycom’s compliance with legal and regulatory requirements, (4) the organization and performance of Polycom’s internal audit function, and (5) the independent registered public accounting firm’s qualifications, independence and performance.

The Audit Committee held six meetings during the last fiscal year. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available on Polycom’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.”

The Audit Committee Report is included in this proxy statement on page 49.

Compensation Committee

The Compensation Committee currently consists of Betsy S. Atkins, David G. DeWalt, Durk I. Jager and Thomas G. Stemberg, each of whom qualifies as an independent director under the listing standards of NASDAQ. Mr. DeWalt is the chairman of the Compensation Committee.

The Compensation Committee provides oversight of Polycom’s compensation policies, plans and benefit programs. The Compensation Committee also assists the Board of Directors in overseeing the compensation of Polycom’s Chief Executive Officer and other executive officers, approving and evaluating of Polycom’s executive officer compensation plans, policies and programs, and administering Polycom’s equity compensation plans. Until August 2006, the Compensation Committee had delegated to the Secondary Committee, comprised of our Chief Financial Officer and Chief Executive Officer, the authority to grant stock options and to make new hire, retention and promotion stock option grants within certain guidelines to employees below the level of Vice President. See “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation—Compensation of Directors” below for a description of Polycom’s processes and procedures for the consideration and determination of executive and director compensation.

The Compensation Committee held eight meetings during the last fiscal year. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on Polycom’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.”

The Compensation Committee Report is included in this proxy statement on page 33.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Ms. Atkins, Mr. Brown, Mr. Jager and Mr. Kelley, each of whom qualifies as an independent director under the listing standards of NASDAQ. Ms. Atkins is the chairperson of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee reviews and makes recommendations to the Board of Directors on matters concerning corporate governance, board composition, evaluation and nominations, board committees and conflicts of interest. The Corporate Governance and Nominating Committee also periodically reviews the succession planning for the Chief Executive Officer and other executive officers of the Company and is responsible for evaluating and making recommendations to the Board of Directors regarding director compensation. The Corporate Governance and Nominating Committee will consider recommendations of candidates for the Board of Directors submitted by stockholders of Polycom; see “Process for Recommending Candidates for Election to the Board of Directors” below.

The Corporate Governance and Nominating Committee held three meetings during the last fiscal year. The Corporate Governance and Nominating Committee has adopted a written charter approved by the Board of Directors, which is available on Polycom’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.”

Strategy Committee

The Strategy Committee was formed in November 2006. The Strategy Committee currently consists of David G. DeWalt, William A. Owens, and Kevin T. Parker, each of whom qualifies as an independent director under the listing standards of NASDAQ. The Strategy Committee does not currently have a chairman.

The Strategy Committee is authorized to review, evaluate and provide input to management, and to make recommendations to the Board of Directors regarding Polycom’s strategic direction and potential strategic partnerships and other transactions. The Strategy Committee may also authorize and approve strategic investments of up to $10 million, as long as specified criteria are met, as well as the issuance of non-binding proposals to potential acquisition targets in amounts of up to $300 million.

Compensation Committee Interlocks and Insider Participation

Ms. Atkins, Mr. DeWalt, Mr. Jager and Mr. Stemberg served as members of the Compensation Committee during fiscal 2006. No interlocking relationships exist between any member of Polycom’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of Polycom or its subsidiaries.

Process for Recommending Candidates for Election to the Board of Directors

The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be received by December 31 of the year prior to the year in which the recommended candidates will be considered for nomination, must be directed in writing to Polycom, Inc., 4750 Willow Road, Pleasanton, California 94588, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Polycom within the last three years and evidence of the nominating person’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve.

The Corporate Governance and Nominating Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board of Directors for selection, as director nominees, are as follows:

•	The Corporate Governance and Nominating Committee regularly reviews the current composition and size of the Board of Directors.

•

The Corporate Governance and Nominating Committee oversees an annual evaluation of the performance of the Board of Directors as a whole and evaluates the performance of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders.

•

In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Corporate Governance and Nominating Committee may consider appropriate.

•

While the Corporate Governance and Nominating Committee has not established specific minimum qualifications for Director candidates, the Corporate Governance and Nominating Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the telecommunications industry and Polycom’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•

With regard to candidates who are properly recommended by stockholders or by other means, the Corporate Governance and Nominating Committee will review the qualifications of any such candidate, which review may, in the Corporate Governance and Nominating Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Corporate Governance and Nominating Committee deems necessary or proper.

•

In evaluating and identifying candidates, the Corporate Governance and Nominating Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•

The Corporate Governance and Nominating Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•

After completing its review and evaluation of director candidates, the Corporate Governance and Nominating Committee selects, or recommends to the full Board of Directors for selection, the director nominees.

Director Resignation

Pursuant to Polycom’s Corporate Governance Principles, a director whose primary employment status changes materially from the most recent annual meeting of stockholders when such director was elected is expected to offer to resign from the Board of Directors. The Board of Directors does not believe that a director in this circumstance should necessarily leave the Board of Directors, but that the director’s continued service should be re-evaluated under the established Board membership criteria. Accordingly, the Corporate Governance and Nominating Committee will review and recommend to the Board of Directors whether the director’s continued service is appropriate, and the Board of Directors will then determine whether to accept such resignation. In addition, a director who reaches the age of 72 will submit a letter of resignation to the Board of Directors, to be effective at the next meeting of stockholders held for the election of directors. Such letter of resignation will be accepted by the Board of Directors unless the Corporate Governance and Nominating Committee determines, after weighing the benefits of such director’s continued contributions against the benefits of fresh viewpoints and experience, to nominate the director for another term.

Attendance at Annual Meetings of Stockholders by the Board of Directors

Although Polycom does not have a formal policy regarding attendance by members of the Board of Directors at Polycom’s annual meeting of stockholders, Polycom encourages, but does not require, directors to attend. Mr. Hagerty, Mr. Kourey, Ms. Atkins, Mr. Jager, and Mr. Meresman attended Polycom’s 2006 annual meeting of stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact our non-employee directors may do so electronically by sending an e-mail to the following address: directorcom@polycom.com. Our Lead Independent Director receives these communications unfiltered by Polycom, forwards communications to the appropriate committee of the Board of Directors or non-employee director, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to investor@polycom.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

Polycom has designed its executive compensation program and philosophy to attract, motivate and retain talented executives responsible for the success of Polycom, which operates in an extremely competitive and rapidly changing part of the high technology industry. With this in mind, we strive to set our compensation programs within the appropriate competitive framework and based on a compensation philosophy of “pay for performance” that depends on the achievement of overall financial results and individual contributions by executives and employees. Within this overall philosophy, our objectives are to:

•

Motivate executive officers to achieve quantitative financial and qualitative non-financial goals and create a direct, meaningful link between achievement of these goals and individual executive compensation;

•

Align the financial interests of executive officers with those of Polycom’s stockholders by providing significant equity-based, long-term incentives in the form of performance shares (also referred to as stock awards or restricted stock units), and/or stock options, while carefully considering both stockholder dilution and financial accounting compensation expense;

•

Offer a total compensation program that takes into consideration the compensation practices of a specifically identified peer group of companies, including competitors of Polycom, for executive talent; and

•

Provide variable annual incentive awards that take into account Polycom’s overall financial performance relative to corporate objectives, the performance of the peer group companies and individual contributions by executives.

The Compensation Committee of the Board of Directors uses these objectives as a guide in establishing the compensation programs, practices and packages offered to Polycom’s executive officers and in assessing the proper allocation between long- and short-term incentive compensation and cash and non-cash compensation. However, there is no pre-established policy or target for the allocation between long- and short-term incentive compensation and cash and non-cash compensation.

Throughout this Compensation Discussion and Analysis, the individuals who served as the Chief Executive Officer and Chief Financial Officer during fiscal 2006, as well as the other individuals included in the “2006 Summary Compensation Table” on page 34, are referred to as the “named executive officers.”

Role and Authority of Our Compensation Committee

The members of the Compensation Committee are directors David G. DeWalt (Chair), Betsy S. Atkins, Durk I. Jager and Thomas G. Stemberg. Each of these individuals qualifies as (i) an “independent director” under the requirements of The NASDAQ Stock Market LLC, (ii) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, and (iii) an “outside director” under Section 162(m) of the Code.

Our Board of Directors created the Compensation Committee to carry out the Board of Directors’ responsibilities to: (i) oversee Polycom’s policies, plans and benefits programs; (ii) oversee the compensation of Polycom’s Chief Executive Officer and other executive officers (including officers reporting under Section 16 of the Securities Exchange Act of 1934); (iii) evaluate and approve the executive officer compensation plans, policies and programs of Polycom; and (iv) oversee the design of Polycom’s equity compensation and incentive plans. The Compensation Committee reviews and establishes the executive compensation packages offered to our Chief Executive Officer and other executive officers and key employees. In doing so, our Compensation Committee is responsible for ensuring that such packages are consistent with our compensation program and philosophy.

The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on Polycom’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.”

The Compensation Committee’s responsibilities are discussed in detail in the charter and include:

•

Reviewing and approving for our Chief Executive Officer and other executive officers (a) annual base salary, (b) annual incentive bonus, including specific goals and amount, (c) equity compensation, (d) any employment agreements, severance arrangements and change in control arrangements, (e) any signing bonus and payment of relocation costs, and (f) any other significant benefits or compensation arrangements not available to employees generally;

•

Reviewing and approving corporate goals and objectives relative to the compensation of our Chief Executive Officer and executive management, evaluating their performance in light of these and other factors related to the performance of Polycom, including the accomplishment of Polycom’s long-term business and financial goals; and

•	Overseeing the design of Polycom’s equity compensation and executive incentive plans and acting as the administrator of such plans for all employees.

The Compensation Committee has the final decision-making authority with respect to the compensation of our named executive officers. In carrying out its responsibilities, the Compensation Committee may engage outside consultants and/or consult with Polycom’s Human Resources department as the Compensation Committee determines to be appropriate. The Compensation Committee also may obtain advice and assistance from internal or external legal, accounting or other advisers selected by the Compensation Committee. The Compensation Committee may delegate any of its responsibilities to one or more directors or to members of management, to the extent permitted by applicable law. The Compensation Committee has authorized members of management to make salary adjustments and bonus decisions under guidelines approved by the Compensation Committee for all employees other than executive officers, which group includes the named executive officers.

Role of Executive Officers in Compensation Decisions

The Compensation Committee on occasion meets with Mr. Hagerty, our Chief Executive Officer, to obtain recommendations with respect to the compensation programs, practices and packages for the named executive officers and other employees. The Compensation Committee considers, but is not bound to and does not always accept, Mr. Hagerty’s recommendations. Mr. Hagerty and other executives or employees sometimes attend the Compensation Committee’s meetings, but they leave the meetings as appropriate when matters of executive compensation are discussed. The Compensation Committee makes decisions with respect to Mr. Hagerty’s compensation package without him present.

Role of Compensation Consultant

In fiscal 2006, the Compensation Committee engaged Radford Surveys + Consulting (“Radford”), a business unit of Aon Corporation and compensation consulting firm, to conduct a competitive review and analysis of our executive compensation program and to make recommendations for fiscal 2006 compensation. Radford serves at the discretion of the Compensation Committee.

Fiscal 2006 Peer Companies

In analyzing our executive compensation program for fiscal 2006, Radford used a group of peer companies (collectively referred to herein as the “Peer Companies”). The Peer Companies were selected on the basis of their fiscal and business similarities to Polycom and were approved by the Compensation Committee. These companies were:

• Brocade Communications Systems, Inc.	• Autodesk, Inc.

• Foundry Networks, Inc.	• Avid Technology, Inc.

• Hyperion Solutions Corporation	• Mentor Graphics Corporation.

• JDS Uniphase Corporation	• Plantronics, Inc.

• McDATA Corporation	• Juniper Networks, Inc.

• Sybase, Inc.	• Macromedia, Inc.

• TIBCO Software, Inc.	• Network Appliance, Inc.

Data on the compensation practices of the Peer Companies generally was gathered through publicly available information. In addition, Radford used data from (i) the 2005 Radford Executive Survey, which contained compensation data from telecommunications, software and networking companies with revenues between $250 million and $1 billion and (ii) the 2005 Buck/Mellon High Technology Executive Summary, which included compensation data from high technology companies with revenues between $250 million and $1 billion.

Radford used the above information to assess the market compensation levels for officers at the Peer Companies with positions comparable to our Chief Executive Officer and other executive officers. This assessment included base salary, target incentives and total cash compensation. Radford also reviewed each Peer Company’s practices concerning stock option grants and other long-term, equity-based incentive awards. Radford also assisted with the design of our short-term and long-term incentive cash and equity programs for our broad employee population.

Overall, based on the benchmarking and targets used by the Compensation Committee in setting levels of base salary and short-term and long-term incentive compensation (as described below), Radford concluded that Polycom’s executive compensation package generally was consistent with our stated compensation philosophy (as described above) and competitive with the Peer Companies on an aggregate basis.

Fiscal 2007 Peer Companies

For fiscal 2007, Radford recommended, and the Compensation Committee approved, modifications to the group of Peer Companies used for conducting compensation analyses to better reflect Polycom’s size, strategy and business. In preparing its preliminary analysis of our executive compensation program for fiscal 2007, Radford utilized a Primary Peer Group and Secondary Peer Group. These Groups were comprised of the following companies (the “Fiscal 2007 Peer Companies”):

Primary Peer Group	Secondary Peer Group

• 3Com Corporation	• Primary Peer Group

• Adtran, Inc.	• Adobe Systems Incorporated

• Brocade Communications Systems, Inc.	• Autodesk, Inc.

• Comverse Technology, Inc.	• Avid Technology, Inc.

• Foundry Networks, Inc.	• Cadence Design Systems, Inc.

• Hyperion Solutions Corporation	• Ciena Corporation

• JDS Uniphase Corporation	• Comtech Telecommunications Corp.

• McDATA Corporation	• Extreme Networks, Inc.

• Sybase, Inc.	• Inter-Tel, Inc.

• TIBCO Software, Inc.	• Intuit, Inc.

• Mentor Graphics Corporation

• Novell, Inc.

• Palm, Inc.

• Plantronics, Inc

• SanDisk Corporation

• Synopsys, Inc.

Data on the compensation practices of the Fiscal 2007 Peer Companies generally was gathered through publicly available information. In addition, Radford used data from (i) the Radford High Technology Executive Total Direct Compensation Survey, covering high technology companies with revenues between $500 and $999 million and telecommunications companies with revenues between $200 and $999 million, and (ii) the Radford High Technology Stock by Level Report, which included compensation information for high technology companies with revenues between $500 and $999 million.

As for 2006, Radford used this data to compare short-term cash compensation and long-term equity compensation for our Chief Executive Officer and other executive officers to those of officers at the Fiscal 2007 Peer Companies with comparable positions. Radford concluded that Polycom’s executive compensation package generally was consistent with our compensation philosophy and competitive with the Fiscal 2007 Peer Companies on an aggregate basis. The benchmarking and targets used by the Compensation Committee were consistent with those used by the Compensation Committee for fiscal 2006.

Components of Compensation

The principal components of Polycom’s executive officer compensation include:

•	Base salary;

•	Variable incentive awards;

•	Long-term equity-based incentive awards;

•	Severance and change of control protection;

•	Retirement benefits provided under a 401(k) plan; and

•	Executive perquisites and generally available benefit programs.

We selected these components because we believe each is necessary to help us attract and retain the executive talent on which Polycom’s success depends. These components also allow us to reward performance throughout the fiscal year and to provide an incentive for executives to appropriately balance their focus on short-term and long-term strategic goals. The Compensation Committee believes that this set of components is effective and will continue to be effective in achieving the objectives of our compensation program and philosophy.

The Compensation Committee reviews the entire executive compensation program on at least an annual basis. The Compensation Committee is aided in this review by its compensation consultant (which was Radford in 2006 and continuing into 2007). However, the Compensation Committee at any time may review one or more components as necessary or appropriate to ensure such components remain competitive and appropriately designed to reward performance. In setting compensation levels for a particular named executive officer, the Compensation Committee considers both individual and corporate factors. In general, compensation is targeted at the following percentiles as compared to the Peer Companies (or for fiscal 2007, the Fiscal 2007 Peer Companies):

Components of Compensation	Target
Base salary	50th percentile

Total cash compensation (base salary and bonus)	50th to 65th percentile with 75th percentile for above plan performance

Long-term equity-based compensation	50th to 75th percentile

Non-GAAP Measures

Polycom uses non-GAAP measures of operating results and net income, which are adjusted to exclude certain costs, expenses, gains and losses that management believes appropriate to enhance an overall understanding of Polycom’s past financial performance and also Polycom’s prospects for the future. Non-GAAP results are an indication of Polycom’s performance before gains, losses or other charges that are considered by management to be outside of Polycom’s core results and are excluded by management for purposes of internal budgets and making operating decisions. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting of future periods. As a result, the Compensation Committee also utilizes these non-GAAP measures as a means of measuring and rewarding executive performance, as appropriate. In 2006, non-GAAP exclusions included stock-based compensation expense, effect of stock-based compensation expense on warranty rates, acquisition-related costs, purchased in-process research and development costs, amortization and impairment of purchased intangibles, restructuring costs, litigation reserves and payments, gain (loss) on strategic investments, income tax effect of the preceding adjustments, income (loss) from discontinued operations, net of taxes, and gain from sale of discontinued operations, net of taxes.

Base Salary and Variable Incentive Awards

Base Salary

Polycom provides base salary to its named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. As described above, the Compensation Committee reviews information provided by Radford with respect to similarly situated individuals at the Peer Companies (or for fiscal 2007, the Fiscal 2007 Peer Companies) to assist it in determining base salary for each named executive officer. In addition, the Compensation Committee considers each executive officer’s experience, skills, knowledge, responsibilities and performance and, with respect to our Chief Executive Officer, Polycom’s performance as a whole. For newly hired executive officers, the Compensation Committee considers the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join Polycom.

The Compensation Committee typically reviews executive officer base salaries in the second quarter of each year. Increases are considered within the context of our overall annual merit increase budget before more specific individual and market competitive factors are considered. The Compensation Committee does not apply specific formulas to determine increases.

During fiscal 2006, the Compensation Committee approved merit increases (generally ranging from 3% to 10%) in the base salaries of each named executive officer other than Mr. Sigrist (who joined Polycom in April 2006). In addition, in November 2006, the Compensation Committee approved an increase in Mr. Hagerty’s base salary from $525,000 to $575,000 for fiscal 2007 after reviewing market data provided by Radford for the compensation paid to the chief executive officers at the Fiscal 2007 Peer Companies. The Compensation Committee also considered Polycom’s revenue growth, total stockholder return and operating income growth as compared to the Fiscal 2007 Peer Companies.

Variable Incentive Awards

To focus each executive officer on the importance of achieving Polycom’s goals, a substantial portion of the officer’s potential annual compensation is in the form of variable incentive pay that is tied to achievement of those goals. Accordingly, Polycom maintains two bonus programs under which executive officers are eligible to receive bonuses: the Performance Bonus Plan and the Management Bonus Plan.

Performance Bonus Plan.    The Performance Bonus Plan (the “Bonus Plan”) is intended to focus Polycom’s senior management on meeting and exceeding Polycom’s annual operating plan and maximizing Polycom’s delivery of rewards to its stockholders and employees. The Bonus Plan was approved by Polycom’s stockholders in 2005 and is intended to permit the payment of bonus awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986.

Under the Bonus Plan, annual bonuses (with quarterly progress payments) are paid only if the performance goals set by the Compensation Committee at the beginning of the applicable performance period are achieved. In setting the performance goals, the Compensation Committee assesses the anticipated difficulty and relevant importance to the success of Polycom of achieving the performance goals. Accordingly, the actual awards (if any) payable for any given fiscal year will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Compensation Committee. In furtherance of retaining key talent and their continued dedication, the Compensation Committee has the discretion to determine whether a bonus will be paid in the event an executive terminates employment before the bonus is scheduled to be paid. In addition, the Compensation Committee has discretion to decrease (but not increase) the bonuses that otherwise would be paid under the Bonus Plan based on actual performance versus the specified goals.

For fiscal 2006, the Compensation Committee determined that seven executive officers would participate in the Bonus Plan, including our Chief Executive Officer, Mr. Hagerty, and the following named executive officers: Michael R. Kourey, Sunil K. Bhalla, James E. Ellett, and Philip B. Keenan. Mr. Keenan later was removed from the Bonus Plan in July 2006 in connection with his new role as Polycom’s Senior Vice President, Strategy. The Compensation Committee sought to set the performance goals and weightings of such goals so as to optimally align each executive officer’s goals and compensation potential with his or her role at Polycom and in light of internal equity considerations. For fiscal 2006, these goals were:

Named Executive Officer	Performance Goals
Robert C. Hagerty	Revenue and non-GAAP net income for the performance period, as compared to amounts designated as revenue and non-GAAP net income in Polycom’s 2006 Annual Operating Plan

Michael R. Kourey	Revenue and non-GAAP net income for the performance period, as compared to amounts designated as revenue and non-GAAP net income in Polycom’s 2006 Annual Operating Plan

Sunil K. Bhalla	(1) 50% on the basis of revenue and non-GAAP operating income of Polycom as a whole and (2) 50% on the basis of revenue and non-GAAP operating income of Polycom’s voice division, as compared to amounts designated as revenue and non-GAAP operating income in Polycom’s 2006 Annual Operating Plan.

James E. Ellett	(1) 50% on the basis of revenue and non-GAAP operating income of Polycom as a whole and (2) 50% on the basis of revenue and non-GAAP operating income of Polycom’s video division (with the opportunity to achieve an additional 20% based upon the combined performance of the video division and network systems division), as compared to amounts designated as revenue and non-GAAP operating income in Polycom’s 2006 Annual Operating Plan.

Philip B. Keenan	First and Second Fiscal Quarters: (1) 50% on the basis of revenue and non-GAAP operating income of Polycom as a whole and (2) 50% on the basis of revenue and non-GAAP operating income of Polycom’s network systems division (with the opportunity to achieve an additional 20% based upon the combined performance of the video division and network systems division), as compared to amounts designated as revenue and non-GAAP operating income in Polycom’s 2006 Annual Operating Plan.

The table below describes for each named executive officer (i) the target percentage of base salary, (ii) the potential award range as a percentage of base salary, and (iii) the actual award earned for fiscal 2006.

Named Executive Officer	Target Percentage of Base Salary	Payout Percentage Range of Base Salary (1)	Actual Award ($)
Robert C. Hagerty	100%	40% to 250%	$662,884
Michael R. Kourey	70%	40% to 250%	$339,662
Sunil K. Bhalla	60%	10% to 250%	$229,171
James E. Ellett	60%	10% to 250%	$252,222
Philip B. Keenan	60%	10% to 250%	$45,285	(2)

(1)	No bonus would be paid in the event a minimum of 80% achievement of each applicable performance goal was not met.
(2)	For Mr. Keenan, this figure reflects only amounts paid in the first and second quarter of 2006 while Mr. Keenan was a participant in the Bonus Plan.

We are asking our stockholders to approve an amended and restated Bonus Plan. Stockholder approval of the Bonus Plan will ensure that we can continue to receive full tax deductions for compensation paid under the Bonus Plan. See “Proposal Two—Approval of Amended and Restated Performance Bonus Plan.”

For fiscal 2007, the Compensation Committee chose performance goals and bonus target percentages for each named executive officer that are the same as shown above. In addition, the Compensation Committee has designated Mr. Sigrist as a participant in the Bonus Plan for fiscal 2007. Any bonuses actually paid under the Bonus Plan will depend on achievement of the specified goals.

Management Bonus Plan.    Polycom also maintains the Management Bonus Plan (the “Management Plan”), which is an incentive bonus program for directors, vice presidents and above, and selected managers who are not participants in the Bonus Plan. The Management Plan is designed to provide incentives to, and reward the efforts of, senior employees in maximizing the short- and long-term financial performance of the business. The Compensation Committee has discretion to increase or decrease bonuses under the Management Plan based on factors determined by the Compensation Committee.

For fiscal 2006, two named executive officers participated in the Management Plan: Mr. Keenan and Mr. Sigrist. The performance goals applicable to each individual were:

Named Executive Officer	Performance Goals
Philip B. Keenan	Third and Fourth Fiscal Quarters: Revenue and non-GAAP operating income for the performance period, as compared to amounts designated as revenue and non-GAAP net income in Polycom’s 2006 Annual Operating Plan

Joseph A. Sigrist (1)	Second Fiscal Quarter: Revenue and non-GAAP operating income for the performance period, as compared to amounts designated as revenue and non-GAAP net income in Polycom’s 2006 Annual Operating Plan.

Third and Fourth Fiscal Quarters: (1) 50% on the basis of revenue and non-GAAP operating income of Polycom as a whole and (2) 50% on the basis of revenue and non-GAAP operating income of Polycom’s network systems division (with the opportunity to achieve an additional 20% based upon the combined performance of the video division and network systems division), as compared to amounts designated as revenue and non-GAAP operating income in Polycom’s 2006 Annual Operating Plan.

(1)	Due to the fact that Mr. Sigrist had recently joined Polycom during the second fiscal quarter of 2006, the Compensation Committee determined that the appropriate performance goals to use for the second fiscal quarter should be based entirely on Company performance and for the third and fourth quarters should be based in part on the performance of the network systems division for which Mr. Sigrist was the SVP and General Manager.

Bonuses paid to Mr. Keenan and Mr. Sigrist under the Management Plan for fiscal 2006 were:

Named Executive Officer	Target Percentage of Base Salary	Actual Award ($) (1)
Philip B. Keenan	60%	131,971
Joseph A. Sigrist	60%	116,820

(1)	Mr. Keenan also received a discretionary bonus amount of $25,876 approved by the Compensation Committee in February 2007 for fiscal 2006 performance. Mr. Sigrist also received a discretionary bonus amount of $47,854 approved by the Compensation Committee in February 2007 as a result of Mr. Sigrist successfully leading the effort in the reorganization and operational improvement of Polycom’s network systems division.

For fiscal 2007, Mr. Keenan’s target bonus percentage will be the same as for 2006. Mr. Sigrist will not participate in the Management Plan for fiscal 2007 as he has been designated as a participant in the Bonus Plan instead.

Long-Term, Equity-Based Incentive Awards

The goal of Polycom’s long-term equity-based incentive program is to align the interests of executive officers with Polycom’s stockholders and to provide each executive officer with a significant incentive to manage Polycom from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of long-term, equity-based incentives based on each executive’s position within Polycom and seeks to set a level that will create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, the number of unvested equity awards already held by each individual and comparable awards made to individuals in similar positions with the Peer Companies (or, for fiscal 2007, the Fiscal 2007 Peer Companies). The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.

In reviewing and analyzing the awards made to similarly situated individuals at the Peer Companies (or, for fiscal 2007, the Fiscal 2007 Peer Companies), the Compensation Committee, with the assistance of its compensation consultant, compares:

•	The number of shares subject to awards granted to individual in a given role or position;

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The number of shares owned, the number of option shares and/or shares subject to restricted stock units or performance shares granted by role or position as a percentage of total shares owned, option shares granted and shares subject to restricted stock unit or performance share awards of total common shares outstanding;

•	The fair value of the grant using a Black-Scholes valuation for equity awards that is consistent with FASB Statement No. 123(R) (“FAS 123(R)”); and

•	The individual’s vested and unvested equity positions.

On a total Company basis, when appropriate, the Compensation Committee also analyzes:

•	The number of shares used by a company during the year with respect to new equity awards (i.e., burn rates);

•	The number of shares subject to outstanding equity awards relative to the total number of shares issued and outstanding (i.e., issued equity overhang); and

•	The number of shares subject to outstanding equity awards and available for future grants relative to the total number of shares issued and outstanding (i.e., total equity overhang).

We believe these comparisons provide important additional context for comparing the competitive level of our equity based compensation practices versus the market.

Equity Award Practices

Equity-based awards are granted to our employees, including executive officers, under Polycom’s 2004 Equity Incentive Plan. All equity awards are approved by the Compensation Committee on the grant date, and all option grants have a per share exercise price equal to the fair market value of Polycom’s common stock on the grant date. Until August 2006, the Compensation Committee had delegated to a committee comprised of our Chief Executive Officer and Chief Financial Officer, the authority to grant stock options and to make new hire, retention and promotion stock option grants within certain guidelines to employees below the level of Vice President. This committee will not make any grants after August 2006 and therefore, the sole authority to grant stock options and other equity awards under Polycom’s 2004 Equity Incentive Plan resides solely with the Compensation Committee.

The Compensation Committee historically has not had, and does not intend to establish, any program, plan or practice of timing the grant of equity awards to its executive officers in coordination with the release of material non-public information that is likely to result in either an increase or decrease in the price of Polycom common stock. In addition, to the extent Polycom’s stock price immediately increases following the grant of equity awards, recipients will not realize the full value of such increase given that equity awards typically vest over a three- or four-year period.

Stock Awards Granted

Prior to fiscal 2006, our long-term equity-based incentive compensation consisted solely of stock options. In fiscal 2005, the Compensation Committee reevaluated its equity program and considered the continued value of stock options in executive long-term compensation and the use of full value shares such as restricted stock and performance shares. Based on a number of factors, including trends regarding grant sizes, trends regarding employee stock purchase plan design, trends regarding alternatives with respect to outstanding underwater options, and FAS 123(R), the Compensation Committee determined that it was in the best interests of Polycom and its stockholders to grant a combination of stock options and performance shares to director-level employees and above on a going-forward basis.

The Compensation Committee developed a transition strategy whereby option grants were made at traditional grant levels in August of 2005, based upon competitive practices, and grants of performance shares were made in February of 2006 (the “2006 Performance Share Grants”). In determining the number of shares subject to the 2006 Performance Share Grants, the Compensation Committee considered the value of similar grants made to similarly situated individuals at the Peer Companies and targeted the 75th percentile. The Compensation Committee then prorated the number of shares granted to account for the transition in grant cycle from August to February.

With respect to the 2006 Performance Share Grants, each executive officer received an award for a target number of performance shares. The number of performance shares that actually would become eligible to vest (if any) depended upon achievement of the performance goals for the 2006 fiscal year and ranged from 0% to 250% of the target number of performance shares. The performance goals set by the Compensation Committee required achievement of targets for revenue and non-GAAP net income versus Polycom’s 2006 annual operating plan (for Mr. Hagerty and Mr. Kourey), and for revenue and non-GAAP operating income versus Polycom’s 2006 annual operating plan (for the other named executive officers).

The target number of performance shares subject to the awards issued to each named executive officer and the number of performance shares determined by the Compensation Committee based upon achievement of the performance goals for fiscal 2006 were:

Named Executive Officer	Target Number of Performance Shares	Number of Actual Performance Shares Earned Based Upon Actual Achievement of Performance Goals (1)
Robert C. Hagerty	50,000	64,150
Michael R. Kourey	30,000	38,490
Sunil K. Bhalla	30,000	33,900
James E. Ellett	20,000	22,600
Philip B. Keenan	20,000	22,600
Joseph A. Sigrist	20,000	22,600

(1)	Fifty percent (50%) of the number of performance shares determined based upon achievement of the performance goals is scheduled to vest on each of the second and third anniversaries of the date the performance share award was granted, subject to the terms and conditions of the Performance Share Agreements. In the case of Mr. Hagerty and Mr. Kourey, actual achievement of the performance goals was attained at 128.3% of target; in the case of Messrs. Bhalla, Ellett, Sigrist and Keenan, actual achievement of the performance goals was attained at 113.0% of target.

In order to help recruit Mr. Sigrist to Polycom in April 2006, the Compensation Committee awarded him an option to purchase 120,000 shares of Polycom’s common stock under Polycom’s 2004 Equity Incentive Plan. No options were awarded to the other named executive officers in 2006.

For fiscal 2007, the Compensation Committee granted the following equity awards to the named executive officers:

Named Executive Officer	Target Number of Performance Shares (1)	Target Number of Performance Shares (2)	Options
Robert C. Hagerty	50,000	25,000	154,000
Michael R. Kourey	22,500	20,000	30,000
Sunil K. Bhalla	22,500	20,000	30,000
James E. Ellett	15,000	—	30,000
Philip B. Keenan	10,000	12,500	30,000
Joseph A. Sigrist	15,000	—	30,000

(1)	The number of performance shares in which the recipient will ultimately be entitled to vest will depend upon achievement of the performance goals over the performance period (i.e., January 1, 2007 through December 31, 2007) and will range from 0% to 250% of the target number of performance shares. The Compensation Committee determined that performance will be determined on the basis of revenue and non-GAAP net income for the performance period versus Polycom’s 2007 annual operating plan (for Mr. Hagerty and Mr. Kourey), and on the basis of revenue and non-GAAP operating income, as compared to Polycom’s 2007 annual operating plan (for the other named executive officers).
(2)	During each of three successive, one-year performance periods beginning on January 1 and ending on December 31 of 2007, 2008 and 2009, a pro-rata portion of the performance shares may become eligible to vest based on achievement of annual revenue growth during the applicable performance period. If the performance criteria are not met in a particular performance period, the portion of the performance shares allocated to such performance period will be allocated to the next performance period, if any, and become eligible to vest if the performance criteria are met on a cumulative basis in such subsequent performance period.

Stock Ownership Guidelines

At this time, the Board of Directors has not adopted stock ownership guidelines with respect to the named executive officers or otherwise. During fiscal 2007, the Board of Directors intends to reconsider adopting such guidelines after receiving input from the Compensation Committee and the Corporate Governance and Nominating Committee, which will review Polycom’s Fiscal 2007 Peer Companies and their respective guidelines, consider other components typically included in stock ownership guidelines, and consider other relevant factors.

Polycom has an insider trading policy that prohibits, among other things, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to Polycom’s common stock.

Severance and Change of Control Protection

Polycom has entered into a Severance Agreement with our Chief Executive Officer, Mr. Hagerty, and Change of Control Severance Agreements with certain of Polycom’s senior executive officers, including Messrs. Hagerty, Kourey, Bhalla, Ellett, Sigrist, and Keenan. These agreements are described in more detail in “Potential Payments Upon Termination or Change of Control—Termination or Change of Control Arrangements.” These agreements provide severance compensation to be paid if an executive’s employment is terminated under certain conditions, including a termination without cause or for good reason following a change of control of Polycom or, in Mr. Hagerty’s case, at any time (as each term is defined in the agreements).

These agreements between Polycom and our senior executives and the related severance compensation provisions are designed to meet the following objectives:

Severance Agreement

The purpose of the Severance Agreement is to encourage Mr. Hagerty to remain with Polycom and to provide Mr. Hagerty with enhanced financial security in recognition of his past and future service with Polycom. In general, Mr. Hagerty is entitled to continued salary, bonus, and certain employee benefits for certain periods of time and an extension of the post-termination exercise period of certain options in the event of Mr. Hagerty’s involuntary termination of employment other than for cause, death or disability, or his voluntary termination of employment for good reason, provided that such termination is not in connection with a change of control (as such terms are defined in the Severance Agreement). We believe that providing such benefits is competitive relative to the severance protection provided to similarly situated individuals at the Peer Companies (or for fiscal 2007, the Fiscal 2007 Peer Companies) and appropriate given that Mr. Hagerty is bound by non-solicitation and non-competition provisions for one (1) year and two (2) years, respectively, following termination of employment.

Change of Control Severance Agreements

It is expected that Polycom from time to time will consider the possibility of an acquisition by another company or other change of control. Polycom recognizes that such consideration can be a distraction to executive officers and can cause executive officers to consider alternative employment opportunities. Polycom believes that it is imperative to provide such individuals with severance benefits upon their termination of employment following a change of control to (i) secure their continued dedication and objectivity, notwithstanding the possibility, threat or occurrence of a change of control, (ii) provide such individuals with an incentive to continue employment and motivate them to maximize the value of Polycom upon a change of control for the benefit of its stockholders, and (iii) provide such individuals with enhanced financial security.

Accordingly, under the terms of the Change of Control Severance Agreements, each senior executive officer, including the Chief Executive Officer and Chief Financial Officer, is obligated to remain with Polycom for six months following a change of control, subject to certain limitations. If, within twelve (12) months of a change of control or within twenty-four months of a change of control for Mr. Hagerty and Mr. Kourey, an executive officer who is a party to one of these agreements is involuntarily terminated other than for cause or voluntarily terminates his or her employment for good reason, he or she will receive a lump sum severance payment equal to a certain percentage of base salary and target bonus, continued coverage under certain employee benefit plans, accelerated vesting of equity awards, and, with respect to Mr. Hagerty and Mr. Kourey, a 280G gross-up payment sufficient to pay any excise taxes imposed by Section 4999 of the Internal Revenue Code.

Other Arrangements

Certain executive officers reporting under Section 16 of the Exchange Act, including Messrs. Hagerty, Kourey, Bhalla, Ellett, and Sigrist (as well as Mr. Keenan, with respect to grants awarded to him while serving as an executive officer), are entitled to a twelve-month post-termination exercise period with respect to certain stock options in the event of (i) the involuntary termination of their employment without cause, (ii) the voluntary termination of their employment for good reason, or (iii) their retirement. The action taken by the Compensation Committee with respect to the foregoing is described in more detail elsewhere in “Potential Payments Upon Termination or Change of Control—Termination or Change of Control Arrangements.” The Compensation Committee believes that these arrangements are appropriate to help retain and motivate the executives and consistent with prevailing market practice.

Retirement Benefits under the 401(k) Plan, Executive Perquisites, and Generally Available Benefit Programs

In fiscal 2006, named executive officers were eligible to participate in Polycom’s employee stock purchase plan and the health and welfare programs that are generally available to other Company employees, including medical, dental, vision, life, short-term and long-term disability, employee assistance, flexible spending, and accidental death & dismemberment. In addition, Polycom reimbursed executive officers for the cost of tax preparation and advisory services, subject to a maximum of $10,000 for our Chief Executive Officer and Chief Financial Officer and $5,000 for all other executive officers.

Polycom also maintains a tax-qualified Polycom, Inc. 401(k) Plan (the “401(k) Plan”), which is broadly available to Polycom’s general employee population. Under the 401(k) Plan, all Company employees are eligible to receive matching contributions from Polycom. The matching contribution for the 2006 401(k) Plan year was 50% of the first 6% of compensation contributed by employees to the 401(k) Plan, up to a maximum per participating employee of $1,500. Polycom does not provide defined benefit pension plans or defined contribution retirement plans to its executive officers or other employees other than: (i) the 401(k) Plan or (ii) as required in certain countries other than the United States for legal or competitive reasons.

The 401(k) Plan and other generally available benefit programs allow Polycom to remain competitive, and Polycom believes that the availability of such benefit programs enhances employee loyalty and productivity. The benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare, financial protection for retirement and enhanced health and productivity. These benefit programs typically do not factor into decisions regarding executive compensation packages.

Accounting and Tax Considerations

Polycom generally takes into consideration the accounting and tax effect of each component of compensation when establishing the compensation programs, practices and packages offered to Polycom’s executive officers and aims to keep the compensation expense associated with such programs, practices and packages within reasonable levels and an established budget.

Compliance with Section 162(m) of the Internal Revenue Code

Under Section 162(m), Polycom generally receives a federal income tax deduction for compensation paid to our Chief Executive Officer and our four other most highly compensated named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). Polycom’s 2004 Equity Incentive Plan was designed to permit our Committee to grant options and other equity compensation awards that are “performance-based” and thus fully tax-deductible.

The cash compensation paid to our Chief Executive Officer and our four other most highly compensated named executive officers for fiscal 2006 was fully deductible because it qualified as performance-based compensation under Section 162(m) or otherwise was less than one million dollars per officer. For example, certain bonuses paid to the named executive officers were paid pursuant to the stockholder-approved Bonus Plan that is intended to qualify under Section 162(m). We may from time to time pay compensation to our executive officers that may not be deductible when, for example, we believe that such compensation is appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and/or the executive officer’s performance. However, Polycom structures a significant portion of the compensation paid to Polycom’s Chief Executive Officer and the four other most highly compensated named executive officers as performance-based compensation. Therefore, Polycom currently expects that any bonuses paid outside of the Bonus Plan will be fully deductible or result in the loss of a tax deduction that is not material in amount.

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although Polycom does not maintain a traditional nonqualified deferred compensation plan, Section 409A does apply to certain severance arrangements and equity awards. Consequently, to assist in avoiding additional tax under Section 409A, Polycom has amended the severance arrangements described above and structured its equity awards in a manner intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, Polycom began accounting for stock-based awards in accordance with the requirements of FAS 123(R). As described above, given the passage of FAS 123(R), the Compensation Committee determined that it was in the best interests of Polycom and its stockholders to grant a combination of stock options and performance shares to director-level employees and above on a going-forward basis.

Compensation Committee Report

The Compensation Committee oversees Polycom’s compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors

David G. DeWalt (Chairman)

Betsy S. Atkins

Durk I. Jager

Thomas G. Stemberg

2006 Summary Compensation Table

The following table presents information concerning the compensation of the named executive officers for the fiscal year ended December 31, 2006.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Grants ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Robert C. Hagerty	2006	516,667	—	455,042	1,140,693	662,884	11,485	2,786,771
Chief Executive Officer and President
Michael R. Kourey	2006	378,200	—	273,025	512,844	339,662	11,500	1,515,231
Senior Vice President, Finance and Administration and Chief Financial Officer
Sunil K. Bhalla	2006	340,267	—	240,466	451,230	229,171	1,500	1,262,634
Senior Vice President and General Manager, Voice Communications
James E. Ellett	2006	360,213	—	160,311	411,027	252,222	1,500	1,185,273
Senior Vice President and General Manager, Video Communications
Philip B. Keenan	2006	337,620	25,876	160,311	383,743	177,257	1,500	1,086,307
Senior Vice President, Strategy
Joseph A. Sigrist	2006	247,500	47,854	149,767	353,913	116,820	1,500	917,354
Senior Vice President and General Manager, Network Systems Division

(1)	Mr. Keenan ceased to be an executive officer in April 2006, and Mr. Sigrist became an executive officer in April 2006.
(2)	Reflects discretionary bonuses awarded to Mr. Keenan and Mr. Sigrist for fiscal 2006 performance, although such amounts were paid in fiscal 2007.
(3)	Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for fiscal 2006, in accordance with FAS 123(R), and thus may include amounts for awards granted in and prior to 2006. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on February 28, 2007. These amounts do not correspond to the actual value that will be recognized by the named executive officers.
(4)	Reflects (i) amounts under the Performance Bonus Plan for Mr. Hagerty, Mr. Kourey, Mr. Bhalla and Mr. Ellett, (ii) amounts under the Performance Bonus Plan for the first and second quarters of fiscal 2006 and amounts under the Management Bonus Plan for the third and fourth quarters of fiscal 2006 for Mr. Keenan, and (iii) amounts under the Management Bonus Plan for Mr. Sigrist.
(5)	Reflects (i) 401(k) matching contributions of $1,500 for each named executive officer, and (ii) reimbursement of tax preparation services of $9,985 and $10,000 for Mr. Hagerty and Mr. Kourey, respectively.

Grants of Plan-Based Awards in 2006

The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2006 under any plan.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. Hagerty	—	—	525,000	1,312,500	—	—	—	—	—	—
	02/24/06	—	—	—	—	50,000	125,000	—	—	988,500
M. Kourey	—	—	269,010	960,750	—	—	—	—	—	—
	02/24/06	—	—	—	—	30,000	75,000	—	—	593,100
S. Bhalla	—	—	210,540	877,250	—	—	—	—	—	—
	02/24/06	—	—	—	—	30,000	75,000	—	—	593,100
J. Ellett	—	—	218,592	910,800	—	—	—	—	—	—
	02/24/06	—	—	—	—	20,000	50,000	—	—	395,400
P. Keenan	—	—	204,558	852,325	—	—	—	—	—	—
	02/24/06	—	—	—	—	20,000	50,000	—	—	395,400
J. Sigrist	—	—	198,000	825,000	—	—	—	—	—	—
	04/03/06	—	—	—	—	—	—	120,000	21.05	861,727
	04/03/06	—	—	—	—	20,000	50,000	—	—	421,000

(1)	Reflects threshold, target and maximum target bonus amounts for fiscal 2006 performance under the Performance Bonus Plan and/or Management Bonus Plan, as described in “Compensation Discussion and Analysis—Base Salary and Variable Incentive Awards.” The actual bonus amounts were determined by the Compensation Committee in February 2007 and are reflected in the “Non-Equity Incentive Plan Compensation” column of the “2006 Summary Compensation Table.”
(2)	Reflects threshold, target and maximum number of performance share awards for fiscal 2006 performance granted under the 2004 Equity Incentive Plan, as described in “Compensation Discussion and Analysis— Long Term, Equity-Based Incentive Awards.” The actual number of shares was determined by the Compensation Committee in February 2007, and the named executive officers received the following performance shares:

Name	Number of Performance Shares
Robert C. Hagerty	64,150
Michael R. Kourey	38,490
Sunil K. Bhalla	33,900
James E. Ellett	22,600
Philip B. Keenan	22,600
Joseph A. Sigrist	22,600

All performance share awards granted to named executive officers vest over a three-year period, at a rate of 50% upon the second anniversary of the date of grant and then 50% upon the third anniversary of the date of grant. See “Potential Payments Upon Termination or Change of Control—Termination or Change of Control Arrangements” for a further description of certain terms relating to these awards.
(3)

Reflects options granted under the 2004 Equity Incentive Plan. All options granted to named executive officers vest over a four-year period, at a rate of 25% upon the first anniversary of the date of grant and then at a rate of  1/48th per month thereafter. See “Potential Payments Upon Termination or Change of Control— Termination or Change of Control Arrangements” for a further description of certain terms relating to these awards.

(4)	Reflects the grant date fair value of each target equity award computed in accordance with FAS 123(R). The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on February 28, 2007. These amounts do not correspond to the actual value that will be recognized by the named executive officers.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table presents information concerning unexercised options and stock that has not vested for each named executive officer outstanding as of the end of fiscal 2006.

	Option Awards						Stock Awards
	Grant Date (1)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Name			Exercisable	Unexercisable
R. Hagerty	07/23/99		395,302	—	17.47	07/22/09	—		—
	07/23/99		4,698	—	17.47	07/22/09	—		—
	05/17/01		241,490	—	23.50	05/16/08	—		—
	05/17/01		8,510	—	23.50	05/16/08	—		—
	07/10/02		32,600	—	10.10	07/09/09	—		—
	10/23/02		220,400	—	9.74	10/22/09	—		—
	07/31/03		128,125	15,887	16.70	07/30/10	—		—
	07/31/03		—	5,988	16.70	07/30/10	—		—
	08/11/04		113,380	80,987	17.75	08/10/11	—		—
	08/11/04		3,286	2,347	17.75	08/10/11	—		—
	08/02/05		66,666	133,334	16.80	08/02/12	—		—
	—		—	—	—	—	64,150	(2)	1,982,877

M. Kourey	12/08/98		17,042	—	10.28	12/08/08	—		—
	09/11/00		3,990	—	50.13	09/10/10	—		—
	09/11/00		46,010	—	50.13	09/10/10	—		—
	05/17/01		4,255	—	23.50	05/16/08	—		—
	05/17/01		220,745	—	23.50	05/16/08	—		—
	07/10/02		2,400	—	10.10	07/09/09	—		—
	07/10/02		90,100	—	10.10	07/09/09	—		—
	07/31/03		—	5,988	16.70	07/30/10	—		—
	07/31/03		85,416	8,596	16.70	07/30/10	—		—
	08/11/04		3,286	2,347	17.75	08/10/11	—		—
	08/11/04		46,297	33,070	17.75	08/10/11	—		—
	08/02/05		26,666	53,334	16.80	08/02/12	—		—
	—		—	—	—	—	38,490	(2)	1,189,726

S. Bhalla	02/14/00		11,688	—	34.20	02/13/10	—		—
	02/14/00		138,312	—	34.20	02/13/10	—		—
	07/25/00	(4)	50,000	—	48.50	07/24/10	—		—
	05/17/01	(5)	5,000	—	23.50	05/16/08	—		—
	05/17/01		75,000	—	23.50	05/16/08	—		—
	05/17/01		25,000	—	23.50	05/16/08	—		—
	07/31/03		—	5,988	16.70	07/30/10	—		—
	07/31/03		9,375	4,950	16.70	07/30/10	—		—
	08/11/04		3,286	2,347	17.75	08/10/11	—		—
	08/11/04		7,547	26,820	17.75	08/10/11	—		—
	08/02/05		6,666	53,334	16.80	08/02/12	—		—
	—		—	—	—	—	33,900	(2)	1,047,849

	Option Awards					Stock Awards
	Grant Date (1)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Name		Exercisable	Unexercisable
J. Ellett	02/10/03	3,476	5,209	9.59	02/10/13	—		—
	02/10/03	6,940	1	9.59	02/10/13	—		—
	07/31/03	5,208	5,208	16.70	07/30/10	—		—
	07/31/03	—	2,084	16.70	07/30/10	—		—
	08/11/04	—	6,491	17.75	08/10/11	—		—
	08/11/04	5,834	22,675	17.75	08/10/11	—		—
	08/02/05	5,000	40,000	16.80	08/02/12	—		—
	—	—	—	—	—	22,600	(2)	698,566

P. Keenan	01/26/00	7,160	—	27.74	01/25/10	—		—
	01/26/00	8,165	—	27.74	01/25/10	—		—
	02/01/02	3,180	—	35.35	01/31/09	—		—
	02/01/02	71,820	—	35.35	01/31/09	—		—
	07/31/03	—	5,988	16.70	07/30/10	—		—
	07/31/03	2,084	1,304	16.70	07/30/10	—		—
	08/11/04	235	2,347	17.75	08/10/11	—		—
	08/11/04	2,682	26,820	17.75	08/10/11	—		—
	08/02/05	1,250	40,000	16.80	08/02/12	—		—
	—	—	—	—	—	22,600	(2)	698,566

J. Sigrist	04/03/06	—	120,000	21.05	04/03/13	—		—
	—	—	—	—	—	22,600	(2)	698,566

(1)

Reflects options granted under the 2004 Equity Incentive Plan and 1996 Stock Incentive Plan. Unless otherwise indicated below, all options granted to named executive officers vest over a four year period, at a rate of 25% upon the first anniversary of the grant date and then at a rate of  1/48th per month thereafter.

(2)	Reflects performance share awards for fiscal 2006 performance granted on February 24, 2006 under the 2004 Equity Incentive Plan, as described in “Compensation Discussion and Analysis—Long Term, Equity-Based Incentive Awards.” All performance share awards granted to named executive officers vest over a three-year period, at a rate of 50% upon the second anniversary of the date of grant and then 50% upon the third anniversary of the date of grant.
(3)	Market value of shares or units of stock that have not vested is computed by multiplying (i) $30.91, the closing price on the NASDAQ Global Select Market of Polycom common stock on December 29, 2006, the last business day of fiscal 2006, by (ii) the number of shares or units of stock.
(4)	This option vested over a four year period, at a rate of 25% upon February 14, 2001 and then at a rate of 1/48th per month thereafter.
(5)	This option vested in full eighteen months following the grant date.

2006 Option Exercises

The following table presents information concerning the aggregate number of shares for which options were exercised during fiscal 2006 for each of the named executive officers. No shares were acquired upon vesting of stock awards during fiscal 2006 for any of the named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Robert C. Hagerty	147,000	2,159,600
Michael R. Kourey	87,500	1,121,937
Sunil K. Bhalla	215,947	1,157,826
James E. Ellett	126,564	1,006,255
Philip B. Keenan	248,853	968,686
Joseph A. Sigrist	—	—

(1)	Reflects the difference between the market price of Polycom common stock at the time of exercise on the exercise date and the exercise price of the option.

Potential Payments Upon Termination or Change of Control

Termination or Change of Control Arrangements

2004 Equity Incentive Plan

Certain equity awards, including options to purchase shares of Polycom common stock, performance shares and restricted stock, held by the named executive officers and Polycom’s non-employee directors were granted under the 2004 Equity Incentive Plan. In the event of a change in control of Polycom, the successor corporation must assume the award, substitute an equivalent award, convert the award into an award to purchase the consideration received by the stockholders of Polycom or cancel the award after payment to the holder of the fair market value of the shares subject to the award, less the exercise price (if any). If there is no assumption, substitution, conversion or payment, such award will become fully vested and exercisable prior to the change in control.

In the event that the officer is terminated by Polycom for any reason other than cause or if such officer terminates for good reason within the 12 months following a change in control, each such officer’s awards will become fully vested and exercisable. In the event that a non-employee director is not asked to be a member of the board of directors of the successor corporation following a change in control, each such director’s awards will become fully vested and exercisable.

1996 Stock Incentive Plan

Certain options to purchase shares of Polycom common stock held by the named executive officers and Polycom’s non-employee directors were granted under the 1996 Stock Incentive Plan. In the event that Polycom is acquired by merger or asset sale, the vesting of each outstanding option that is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares will immediately vest. In connection with a change in control of Polycom other than by merger or asset sale, the plan administrator will have the discretionary authority to provide for automatic acceleration of vesting of outstanding options, with such acceleration of vesting to occur either at the time of such change in control or upon the subsequent termination of the individual’s service. Any options accelerated upon termination within the designated period following the change in control remain exercisable for up to one year following the transaction.

In addition, the shares subject to each automatic option grant to non-employee directors immediately vest in full upon an acquisition of Polycom by merger or asset sale, the successful completion of a tender offer for more than 50% of Polycom’s outstanding voting stock, or a change in the majority of the Board of Directors effected through one or more proxy contests for Board membership.

Severance Agreement between Polycom and Robert C. Hagerty

In July 2003, Polycom entered into a Severance Agreement with Robert C. Hagerty, Polycom’s Chairman of the Board, President and Chief Executive Officer. In the event of Mr. Hagerty’s involuntary termination of employment other than for cause, death or disability, or his voluntary termination of employment for good reason, Mr. Hagerty will receive:

•	Severance pay equal to his annual base salary and target bonus for a period of two years;

•

One year in which to exercise certain outstanding stock option grants and any stock options granted after the effective date of the Severance Agreement (to the extent exercisable on the date of termination); and

•

Continued coverage of employee benefits for up to one year from the date of termination or until he begins receiving comparable benefits from another employer, but only if Mr. Hagerty elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

However, if Mr. Hagerty’s termination of employment would qualify him for payments and benefits under his Change of Control Severance Agreement, Mr. Hagerty will not receive any benefits under this Severance Agreement. Instead, Mr. Hagerty will receive the payments and benefits to which he is entitled under his Change of Control Severance Agreement. See “Change of Control Severance Agreements” below.

Change of Control Severance Agreements

In March 2001, the Board of Directors authorized Polycom to enter into Change of Control Severance Agreements with certain of Polycom’s senior executive officers in an effort to ensure the continued service of Polycom’s key executives in the event of a future change of control event. In May 2006, the Board of Directors approved certain clarifying amendments to the Change of Control Severance Agreements. The amendments were intended to clarify and provide that all equity awards that may be granted to covered executive officers under the 2004 Equity Incentive Plan are treated equally, and thus vest in full, upon certain terminations following a change of control, as well as to address certain tax consequences under Section 409A of the Internal Revenue Code.

Under the terms of the Change of Control Severance Agreements, each senior executive officer is obligated to remain with Polycom for six months following a Change of Control, subject to certain limitations. If, within twelve (12) months of a Change of Control (or within twenty-four months of a Change of Control for Mr. Hagerty and Mr. Kourey), an executive officer who is a party to one of these agreements is involuntarily terminated other than for cause or voluntarily terminates his or her employment for good reason, he or she will receive:

•	A lump-sum payment equal to 100% of annual base salary and target bonus (for Mr. Hagerty and Mr. Kourey, the payment is equal to 200% of annual base salary and target bonus);

•

Continued coverage of employee benefits until the earlier of one year from the date of termination (for Mr. Hagerty and Mr. Kourey, coverage of such benefits extends until twenty-four (24) months from termination) or when he or she begins receiving comparable benefits from another employer;

•	Full vesting of, and the immediate right to exercise, such executive officer’s stock options;

•

Full vesting of performance shares subject to such executive officer’s performance share awards, if any, and the payment of such vested performance shares as soon as practicable following such executive officer’s date of termination; and

•

Full vesting of, and the immediate right to exercise, any other outstanding awards that may be issued under the Polycom’s stock plans in addition to stock options and performance shares, as well as the lapsing of any restrictions on such awards and the determination that all performance goals or other vesting criteria related to such awards have been achieved at target levels and that all other terms and conditions of such awards have been satisfied.

If such executive officer’s employment is terminated for any other reason, he or she will receive severance or other benefits only to the extent he or she would be entitled to receive those benefits under Polycom’s then-existing severance or benefit plans or pursuant to any other written agreement.

For Mr. Hagerty and Mr. Kourey, if the benefits provided under the agreement constitute parachute payments under Section 280G of the Internal Revenue Code and are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such officers shall receive:

•	A payment sufficient to pay such excise tax; and

•	An additional payment sufficient to pay the taxes arising as a result of such tax.

As defined in the Change of Control Severance Agreements, a “Change of Control” means:

•	The acquisition by any person of 50% or more of the total voting power of Polycom’s then outstanding voting securities;

•

A change in the composition of the Board of Directors during any two-year period, such that a majority consists of persons who are not either directors who were in office when the agreement was entered into or whose nominations were approved by a majority of the directors who were in office at the time of such nomination;

•

The consummation of a merger or consolidation involving Polycom where the outstanding securities of Polycom immediately prior to the merger or consolidation no longer represent at least 50% of the voting power of the surviving entity immediately after such merger or consolidation; or

•	The consummation of the sale or disposition of all or substantially all of Polycom’s assets.

Post-Termination Exercise Arrangements between Polycom and its Senior Executive Officers

In July 2003, the Compensation Committee of the Board of Directors approved for Polycom’s senior executive officers reporting under Section 16 of the Exchange Act, that in the event of (i) the involuntary termination of their employment without cause, (ii) the voluntary termination of their employment for good reason, or (iii) their retirement, such officers would have a twelve-month period in which to exercise stock options that are outstanding on the date of termination (to the extent exercisable on the date of termination.)

In the event of such officers’ involuntary termination without cause or voluntary termination for good reason, this twelve-month exercise period applies to:

•

Stock options outstanding as of the date of approval of this arrangement by the Compensation Committee which also have exercise prices above the fair market value of Polycom’s common stock on that date; and

•	Stock options granted on or after the date of approval of this arrangement by the Compensation Committee.

In the event of such officers’ retirement, this twelve-month exercise period applies only to stock options granted on or after the date of approval of this arrangement by the Compensation Committee.

Estimated Payments Upon Termination or Change in Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2006 (December 29, 2006), and the price per share of Polycom’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($30.91). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

		Potential Payments Upon:
		Involuntary Termination Other Than For Cause		Voluntary Termination for Good Reason
Name	Type of Benefit	Prior to Change in Control ($) (1)	Within 12 (or 24) Months of Change in Control ($) (2)	Prior to Change in Control ($) (1)	Within 12 (or 24) Months of Change in Control ($) (2)
Robert C. Hagerty	Cash Severance Payments	2,100,000	2,100,000	2,100,000	2,100,000
	Vesting Acceleration (3)	—	5,271,739	—	5,271,739
	Continued Coverage of Employee Benefits (4)	14,466	28,932	14,466	28,932
	Tax Gross-up (5)	—	—	—	—

	Total Termination Benefits:	2,114,466	7,400,671	2,114,466	7,400,671

Michael R. Kourey	Cash Severance Payments	—	1,306,620	—	1,306,620
	Vesting Acceleration (3)	—	2,615,595	—	2,615,595
	Continued Coverage of Employee Benefits (4)	—	35,588	—	35,588
	Tax Gross-up (5)	—	—	—	—

	Total Termination Benefits:	—	3,957,803	—	3,957,803

Sunil K. Bhalla	Cash Severance Payments	—	561,440	—	561,440
	Vesting Acceleration (3)	—	2,339,658	—	2,339,658
	Continued Coverage of Employee Benefits (4)	—	17,794	—	17,794

	Total Termination Benefits:	—	2,918,892	—	2,918,892

James E. Ellett	Cash Severance Payments	—	582,880	—	582,880
	Vesting Acceleration (3)	—	1,861,487	—	1,861,487
	Continued Coverage of Employee Benefits (4)	—	17,794	—	17,794

	Total Termination Benefits:	—	2,462,161	—	2,462,161

Philip B. Keenan	Cash Severance Payments	—	545,440	—	545,440
	Vesting Acceleration (3)	—	1,750,423	—	1,750,423
	Continued Coverage of Employee Benefits (4)	—	17,794	—	17,794

	Total Termination Benefits:	—	2,313,657	—	2,313,657

Joseph A. Sigrist	Cash Severance Payments	—	528,000	—	528,000
	Vesting Acceleration (3)	—	1,881,766	—	1,881,766
	Continued Coverage of Employee Benefits (4)	—	13,345	—	13,345

	Total Termination Benefits:	—	2,423,111	—	2,423,111

(1)	Reflects the terms of the Severance Agreement between Polycom and Mr. Hagerty described above; however, does not reflect a dollar value associated with any extension of Mr. Hagerty’s post-termination exercise period for equity awards as described above.
(2)	Reflects the terms of the 2004 Equity Incentive Plan, 1996 Stock Incentive Plan and Change of Control Severance Agreements described above. Does not reflect any dollar value associated with the Post-Termination Exercise Arrangements between Polycom and its senior executive officers described above.
(3)	Reflects the aggregate market value of unvested option grants and performance share awards, including the actual performance share awards earned for fiscal 2006 performance but determined in February 2007. For unvested option grants, aggregate market value is computed by multiplying (i) the difference between $30.91 and the exercise price of the option, by (ii) the number of shares underlying unvested options at December 29, 2006. For performance share awards, aggregate market value is computed by multiplying (i) $30.91, by (ii) the number of unvested shares at December 29, 2006.
(4)	Assumes continued coverage of employee benefits at the amounts paid by Polycom for fiscal 2006 for health, dental, vision, long-term disability and life insurance coverage. Since Mr. Sigrist joined Polycom in April 2006, Mr. Sigrist’s continued coverage of employee benefits reflects only a partial year amount.
(5)	Assuming that the triggering event took place on the last business day of fiscal 2006 (December 29, 2006), and the price per share of Polycom’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($30.91), we do not believe that either Mr. Hagerty or Mr. Kourey would have received an amount of benefits that would have constituted parachute payments under Section 280G of the Internal Revenue Code subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. As a result, neither Mr. Hagerty nor Mr. Kourey would have received any payment to pay such excise tax or any additional payments to pay taxes arising as a result of such tax.

Compensation of Directors

Compensation for Fiscal 2006

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2006. Mr. Hagerty and Mr. Kourey, who are our employees, do not receive additional compensation for their services as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2) (3)	Total ($)
Betsy S. Atkins	60,000	175,652	235,652
John Seely Brown	50,000	175,652	225,652
David G. DeWalt	55,000	273,972	328,972
Durk I. Jager	55,000	189,461	244,461
John A. Kelley, Jr.	60,000	175,652	235,652
Stanley J. Meresman	55,000	175,652	230,652
William A. Owens	75,000	284,990	359,990
Kevin T. Parker	65,000	312,602	377,602
Thomas G. Stemberg	50,000	187,811	237,811

(1)	Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for fiscal 2006, in accordance with FAS 123(R), and thus may include amounts from awards granted in and prior to 2006. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on February 28, 2007. These amounts do not correspond to the actual value that will be recognized by the directors.

(2)	In fiscal 2006, each of our non-employee directors received the following option to purchase shares of our common stock:

Grant Date	Number of Shares	Exercise Price Per Share ($)	Grant Date Fair Value ($)
05/25/06	25,000	21.33	138,373

(3)	As of December 31, 2006, the aggregate number of shares underlying options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares
Betsy S. Atkins	14,585
John Seely Brown	147,500
David G. DeWalt	85,000
Durk I. Jager	160,000
John A. Kelley, Jr.	220,000
Stanley J. Meresman	160,000
William A. Owens	85,000
Kevin T. Parker	85,000
Thomas G. Stemberg	122,550

Standard Director Compensation Arrangements

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our board of directors. The Corporate Governance and Nominating Committee of the Board of Directors conducts an annual review of director compensation and, if appropriate, recommends any changes in the type or amount of compensation to the Board of Directors. In reviewing director compensation, the Corporate Governance and Nominating Committee takes into consideration the compensation paid to non-employee directors of comparable companies, including competitive non-employee director compensation data and analyses prepared by compensation consulting firms and the specific duties and committee responsibilities of particular directors. In addition, the Compensation Committee may make recommendations or approve changes in director compensation in connection with the Compensation Committee’s administration and oversight of our 2004 Equity Incentive Plan. Any change in director compensation is approved by the Board of Directors.

In fiscal 2006, the Corporate Governance and Nominating Committee completed a review of non-employee director compensation. In connection with such review, the Corporate Governance and Nominating Committee retained Radford to competitively assess our non-employee director compensation relative to comparable peer companies and expected market trends. Based on the review conducted by the Corporate Governance and Nominating Committee, including an analysis of Radford’s competitive assessment and recommendations, the Corporate Governance and Nominating Committee recommended to the Board of Directors an increase in the cash fees and a change in the amount and type of equity awards automatically granted to our non-employee directors. These changes are described in detail below. In November 2006 and March 2007, the Board of Directors approved the proposed changes in non-employee director compensation, and in March 2007, the Board of Directors approved an amendment to the 2004 Equity Incentive Plan to reflect the changes in equity compensation.

Cash Compensation

Non-employee directors receive annual cash fees for service on the board of directors and its various committees. The following table provides information regarding the amount of annual cash fees paid in fiscal 2006 and payable in fiscal 2007.

Position	Fiscal 2006 Fees ($)	Fiscal 2007 Fees ($)
Member of the Board of Directors	45,000	45,000
Lead Independent Director	20,000	30,000
Audit Committee:
Chairman	20,000	35,000
Member	10,000	20,000
Compensation Committee:
Chairman	10,000	25,000
Member	5,000	15,000
Corporate Governance and Nominating Committee:
Chairman	10,000	20,000
Member	5,000	10,000
Strategy Committee:
Chairman	—	20,000
Member	—	10,000

Equity Compensation

In fiscal 2006, our non-employee directors received automatic grants of options to purchase shares of our common stock pursuant to our 2004 Equity Incentive Plan. Upon joining the Board of Directors, a new non-employee director would be eligible to receive an initial, one-time option to purchase 60,000 shares, which vests in four equal annual installments commencing one year following the date of grant. No new non-employee directors joined the Polycom Board of Directors in 2006. In addition, our non-employee directors received an annual option to purchase 25,000 shares, which vests monthly over twelve months.

Effective March 2, 2007, upon joining the Board of Directors, a non-employee director will receive an initial, one-time option to purchase 20,000 shares, which will vest in four equal annual installments commencing one year following the date of grant. In addition, commencing as of the Annual Meeting, our non-employee directors will receive a grant of 10,000 shares of restricted stock on the date of each annual meeting of stockholders, provided that the non-employee director is re-elected at the annual meeting, which shares will vest in four equal quarterly installments over one year. These equity awards will be granted pursuant to our 2004 Equity Incentive Plan.

See “Potential Payments Upon Termination or Change In Control—2004 Equity Incentive Plan” and “Potential Payments Upon Termination or Change In Control—1996 Stock Incentive Plan” above for a description of potential acceleration of non-employee directors equity awards upon a change in control of Polycom.

Other Arrangements

Non-employee directors also have their travel, lodging and related expenses associated with attending Board or Committee meetings and for participating in Board-related activities paid or reimbursed by Polycom.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under Polycom’s equity compensation plans as of December 31, 2006.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#)
Equity compensation plans approved by security holders (1)	12,308,519	(2)	$19.07	(3)	13,942,373	(4)
Equity compensation plans not approved by security holders	164,805	(5)	$17.73		—
Total	12,473,324				13,942,373

(1)	Includes 400,205 shares available to be issued upon exercise of outstanding options with a weighted-average exercise price of $19.85 related to equity compensation plans assumed in connection with previous business mergers and acquisitions.
(2)	Includes 608,487 shares that may be issued under performance share awards.
(3)	Excludes 608,487 shares that may be issued under performance share awards as such awards are issuable for no consideration.
(4)	Includes 4,592,487 shares available for future issuance under the Employee Stock Purchase Plan.
(5)	Corresponds to Polycom’s 2001 Nonstatutory Stock Option Plan, which was not subject to stockholder approval. In 2001, the Board of Directors reserved 750,000 shares of Common Stock under the 2001 Nonstatutory Stock Option Plan for issuance of nonqualified stock options to employees of acquired companies and foreign-based employees ineligible for incentive stock options. Under the terms of the 2001 Nonstatutory Stock Option Plan, options were granted at prices not lower than fair market value at date of grant as determined by the Board of Directors. Generally, options granted under the 2001 Nonstatutory Stock Option Plan expire seven years from the date of grant and are only exercisable upon vesting. Options granted under the 2001 Nonstatutory Stock Option Plan generally vest over a four-year period at the rate of one-fourth of the shares subject to the option vesting at the end of one year from the date of grant and 1/48th vesting each month thereafter. Upon cessation of service to Polycom, the optionee will generally have a limited period of time in which to exercise his or her outstanding options that are vested at that time; however, in the event of an optionee’s death or disability, the optionee or designated beneficiary will generally have 12 months to exercise vested outstanding options. In the event that Polycom is acquired by merger or asset sale, the vesting of each outstanding option under the 2001 Nonstatutory Stock Option Plan that is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares will immediately vest. The Board of Directors terminated the 2001 Nonstatutory Stock Option Plan in February 2005, and no further options will be granted thereunder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with our Code of Business Conduct and Ethics and the charter for the Audit Committee of the Board of Directors, our Audit Committee reviews and approves in advance in writing any proposed related person transactions. The most significant related person transactions, as determined by the Audit Committee, must be reviewed and approved in writing in advance by our Board of Directors. Any related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Exchange Act, Polycom’s directors, executive officers and any persons holding more than 10% of the Polycom’s common stock are required to report initial ownership of the Polycom common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and Polycom is required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely upon the copies of Section 16(a) reports that Polycom received from such persons for their 2006 fiscal year transactions, and the written representations received from certain of such persons that no reports were required to be filed for them for the 2006 fiscal year, Polycom is aware of the following late Section 16(a) filings: Betsy S. Atkins, John Seely Brown, David G. DeWalt, Durk I. Jager, John A. Kelley, Jr., Stanley J. Meresman, William A. Owens, Kevin T. Parker and Thomas G. Stemberg each filed a late Form 4 reporting one transaction in May 2006.

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Polycom’s common stock, as of April 2, 2007, for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% of the outstanding shares of our common stock;

•	each of our non-employee directors;

•	each of our executive officers named in the Summary Compensation Table of this proxy statement; and

•	all directors and current executive officers of Polycom as a group.

5% Stockholders, Directors and Officers (1)	Shares Beneficially Owned (2)	Percentage Beneficially Owned (2)
5% Stockholders:
Barclays Global Investors, NA (3)	6,917,340	7.6%
Goldman Sachs Asset Management, L.P. (4)	9,296,998	10.1%
Mazama Capital Management, Inc. (5)	7,221,733	7.9%

Non-Employee Directors:
Betsy S. Atkins (6)	8,334	*
John Seely Brown (7)	57,500	*
David G. DeWalt (8)	40,000	*
Durk I. Jager (9)	170,000	*
John A. Kelley, Jr. (10)	220,000	*
Stanley J. Meresman (11)	65,000	*
William A. Owens (12)	40,000	*
Kevin T. Parker (13)	55,000	*
Thomas G. Stemberg (14)	64,640	*

Named Executive Officers:
Robert C. Hagerty (15)	1,262,093	1.4%
Michael R. Kourey (16)	584,036	*
Sunil K. Bhalla (17)	261,399	*
James E. Ellett (18)	12,291	*
Philip B. Keenan (19)	86,251	*
Joseph A. Sigrist (20)	32,500	*

All directors and current executive officers as a group
(18 persons) (21)	2,917,730	3.1%

*	Represents less than 1% of the total.
(1)	Unless otherwise indicated in the table, the address for each listed person is c/o Polycom, Inc., 4750 Willow Road, Pleasanton, California 94588.
(2)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 2, 2007, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 91,662,607 shares of common stock outstanding on April 2, 2007.
(3)

Includes (i) 4,417,839 shares beneficially owned by Barclays Global Investors, NA, (ii) 2,219,690 shares beneficially owned by Barclays Global Fund Advisors, (iii) 175,638 shares beneficially owned by Barclays

Global Investors, Ltd, and (iv) 104,173 shares beneficially owned by Barclays Global Investors Japan Limited. The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105, the address of Barclays Global Investors, LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH, and the address of Barclays Global Investors Japan Limited is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012, Japan. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on January 23, 2007.

(4)	The address of Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, NY 10005. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on January 10, 2007.
(5)	The address of Mazama Capital Management, Inc. is One Southwest Columbia Street, Suite 1500, Portland, OR 97258. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 8, 2007.
(6)	Includes 8,334 shares subject to options that are exercisable within 60 days of April 2, 2007.
(7)	Includes 57,500 shares subject to options that are exercisable within 60 days of April 2, 2007.
(8)	Includes 40,000 shares subject to options that are exercisable within 60 days of April 2, 2007.
(9)	Includes 160,000 shares subject to options that are exercisable within 60 days of April 2, 2007.
(10)	Includes 220,000 shares subject to options that are exercisable within 60 days of April 2, 2007.
(11)	Includes 65,000 shares subject to options that are exercisable within 60 days of April 2, 2007.
(12)	Includes 40,000 shares subject to options that are exercisable within 60 days of April 2, 2007.
(13)	Includes 55,000 shares subject to options that are exercisable within 60 days of April 2, 2007.
(14)	Includes 59,290 shares subject to options that are exercisable within 60 days of April 2, 2007.
(15)	Includes 1,171,749 shares subject to options that are exercisable within 60 days of April 2, 2007.
(16)	Includes 548,812 shares subject to options that are exercisable within 60 days of April 2, 2007.
(17)	Includes 260,312 shares subject to options that are exercisable within 60 days of April 2, 2007.
(18)	Includes 12,291 shares subject to options that are exercisable within 60 days of April 2, 2007.
(19)	Includes 86,251 shares subject to options that are exercisable within 60 days of April 2, 2007.
(20)	Includes 32,500 shares subject to options that are exercisable within 60 days of April 2, 2007.
(21)	Includes 2,772,778 shares subject to options that are exercisable within 60 days of April 2, 2007.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the integrity of Polycom’s financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the organization and performance of our internal audit function and the qualifications, independence and performance of our independent registered public accounting firm.

The management of Polycom is responsible for establishing and maintaining internal controls and for preparing Polycom’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with Polycom management and with PricewaterhouseCoopers LLP, Polycom’s independent registered public accounting firm;

•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61;

•

Discussed with Polycom management, Polycom Internal Audit, and PricewaterhouseCoopers LLP the evaluation of Polycom’s internal controls and the audit of management’s assessment of the effectiveness of Polycom’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002; and

•

Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and has discussed PricewaterhouseCoopers LLP’s independence with them.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Polycom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the United States Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Kevin T. Parker (Chairman)

John A. Kelley, Jr.

Stanley J. Meresman

William A. Owens

OTHER MATTERS

Polycom knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the 2007 Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Pleasanton, California

April 25, 2007

Appendix A

POLYCOM, INC.

PERFORMANCE BONUS PLAN

(Amended Effective January 1, 2007)

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1 Effective Date The amendment and restatement of this Plan is effective as of January 1, 2007, subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2007 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan The Plan is intended to increase stockholder value and the success of the Company by motivating Participants (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing Participants with the opportunity to earn incentive awards for the achievement of goals relating to the performance of the Company. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

2.2 “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3 “Base Salary” means as to any Performance Period, the Participant’s earned salary during the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans and Affiliate-sponsored plans.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cash Flow” means as to any Performance Period, cash generated from operating activities.

2.6 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7 “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

2.8 “Company” means Polycom, Inc., a Delaware corporation, or any successor thereto.

2.9 “Customer Satisfaction” means as to any Performance Period, the objective and measurable goals approved by the Committee that relate to fulfillment of customer expectations and/or customer ratings.

2.10 “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code.

2.11 “Disability” means a permanent disability in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.12 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.13 “Financial Efficiency” means as to any Performance Period, the percentage equal to Profit for the Performance Period, divided by a financial metric determined by the Committee (for example, but not by way of limitation, stockholders’ equity or Revenue).

2.14 “Fiscal Quarter” means a fiscal quarter within a Fiscal Year of the Company.

2.15 “Fiscal Year” means the fiscal year of the Company.

2.16 “Margin” means as to any Performance Period, Revenue less operating expenses, divided by Revenue.

2.17 “Maximum Award” means as to any Participant during any period of three (3) consecutive Fiscal Years, $9 million.

2.18 “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.19 “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.20 “Performance Period” means any Fiscal Year or such other period longer or shorter than a Fiscal Year but not shorter than a Fiscal Quarter or longer than three Fiscal Years, as determined by the Committee in its sole discretion.

2.21 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Flow, (b) Customer Satisfaction, (c) Financial Efficiency, (d) Margin, (e) Product Quality, (f) Product Unit Sales, (g) Profit, and (h) Revenue. Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from award to award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited, the passage of time and/or against other companies or financial metrics), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against particular segments or products of the Company and/or (v) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee shall determine whether any element(s) (for example, but not by way of limitation, the effect of mergers or acquisitions) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (whether or not such determinations result in any Performance Goal being measured on a basis other than generally accepted accounting principles).

2.22 “Plan” means the Polycom, Inc. Performance Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

2.23 “Product Quality” means as to any Performance Period, the objective and measurable goals approved by the Committee for the creation or manufacture of products that conform to design specifications or requirements and do not exceed specified defect levels.

2.24 “Product Unit Sales” means as to any Performance Period, the number of product units sold to third parties.

2.25 “Profit” means as to any Performance Period, income.

2.26 “Progress Payment” means a portion of the Target Award or Actual Award for which the Committee has determined in accordance with Section 3.6 has been earned by the Participant as of the end of the Progress Period based on achievement of the applicable Performance Goals and thereby may be paid to the Participant during the Performance Period.

2.27 “Progress Period” means a period shorter than and within the Performance Period for which a Progress Payment may be made.

2.28 “Retirement” means with respect to any Participant, a Termination of Employment occurring in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.29 “Revenue” means as to any Performance Period, net revenues generated from third parties.

2.30 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 3.3.

2.31 “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Selection of Participants The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. The Committee, in its sole discretion, also may designate as Participants one or more individuals (by name or position) who are expected to become Employees during a Performance Period. Participation in the Plan is in the sole discretion of the Committee, and shall be determined on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2 Determination of Performance Goals The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3 Determination of Target Awards The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4 Determination of Payout Formula or Formulae On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved at the predetermined level, and (d) provide for the payment of an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed the Maximum Award.

3.5 Date for Determinations The Committee shall make all determinations under Sections 3.1 through 3.4 on or before the Determination Date.

3.6 Determination of Actual Awards After the end of each Performance Period or, to the extent Progress Payments will be made, after the end of the Progress Period, the Committee shall certify in writing (for example, in its meeting minutes) the extent to which the Performance Goals applicable to each Participant for the Performance Period or Progress Period, as applicable, were achieved or exceeded, as determined by the Committee. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified in writing by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine whether or not any Participant will receive an Actual Award in the event the Participant incurs a Termination of Employment prior to the date the Actual Award is to be paid pursuant Section 4.2 below.

SECTION 4

PAYMENT OF AWARDS

4.1 Right to Receive Payment Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company or the Affiliate that employs the Participant (as the case may be), as determined by the Committee. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment Subject to Section 3.6, payment of each Actual Award shall be made as soon as administratively practicable, but in no event later than two and one-half months after the end of the applicable Performance Period or Progress Period.

4.3 Form of Payment Each Actual Award shall be paid in cash (or its equivalent) in a single lump sum.

4.4 Payment in the Event of Death If a Participant dies prior to the payment of an Actual Award (determined under Section 3.6) that was scheduled to be paid to him or her prior to death for a prior Performance Period, the Award shall be paid to his or her designated beneficiary or, if no beneficiary has been designated, to his or her estate.

SECTION 5

ADMINISTRATION

5.1 Committee is the Administrator The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the Effective Date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

5.2 Committee Authority It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.3 Decisions Binding All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4 Delegation by the Committee The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and/or powers with respect to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 6

GENERAL PROVISIONS

6.1 Tax Withholding The Company or an Affiliate, as determined by the Committee, shall withhold all applicable taxes from any Actual Award, including any federal, state, local and other taxes.

6.2 No Effect on Employment Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during or after a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3 Participation No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.4 Indemnification Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5 Successors All obligations of the Company and any Affiliate under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company and/or such Affiliate, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company or such Affiliate

6.6 Beneficiary Designations

a. Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any Actual Award payable to the Participant at the time of his or her death. Notwithstanding any contrary provision of this Section 6.6 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

b. Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

c. Failed Designation. If the Committee does not make this Section 6.6 operative or if Participant dies without having effectively designated a Beneficiary, the Participant’s Account shall be payable to the general beneficiary shown on the records of the Employer. If no Beneficiary survives the Participant, the Participant’s Account shall be payable to his or her estate.

6.7 Nontransferability of Awards No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.8 Deferrals The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 7

AMENDMENT, TERMINATION AND DURATION

7.1 Amendment, Suspension or Termination The Board or the Committee, each in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2 Duration of the Plan The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board or the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8

LEGAL CONSTRUCTION

8.1 Gender and Number Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2 Severability In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3 Requirements of Law The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4 Governing Law The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

8.5 Captions Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

000004

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 29, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3.

1.	Election of Directors: For Withhold

01 - Robert C. Hagerty 04 - John Seely Brown 07 - John A. Kelley, Jr. 02 - Michael R. Kourey 05 - David G. DeWalt 08 - William A. Owens For Withhold 03 - Betsy S. Atkins 06 - Durk I. Jager 09 - Kevin T. Parker

For Withhold 2. To approve Polycom’s amended and restated Performance Bonus Plan.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

For Against Abstain 3. To ratify the appointment of PricewaterhouseCoopers LLP as Polycom’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

For Against Abstain B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This Proxy should be dated, signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

9 2 A V 0 1 3 3 7 5 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00PTRB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Polycom, Inc.

ANNUAL MEETING OF STOCKHOLDERS, MAY 30, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POLYCOM, INC.

PROXY - The undersigned stockholder of Polycom, Inc., a Delaware corporation, hereby acknowledges receipt of the 2006 Annual Report to Stockholders and the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated April 25, 2007, for the Annual Meeting of Stockholders of Polycom, Inc. to be held on May 30, 2007 at 10:00 a.m., local time, at Polycom, Inc.’s headquarters facilities and, revoking all prior proxies, hereby appoints Robert C. Hagerty and Michael R. Kourey, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, and to represent and to vote, as designated on the reverse side, all shares of common stock and any interest in the special voting stock of Polycom, Inc. held of record by the undersigned on April 10, 2007 at the Annual Meeting to be held on May 30, 2007, or any postponement or adjournment thereof.

The Board of Directors recommends a vote FOR the election of the director nominees listed on the reverse side and FOR proposals 2 and 3. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.